                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       INFINITY BROADCASTING CORPORATION
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

       [ X ]    No fee required.
       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                0-11.
                1)      Title of each class of securities to which transaction
                        applies:
                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:
                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:
                        ------------------------------------------------------------
                5)      Total fee paid:
                        ------------------------------------------------------------
       [   ]    Fee paid previously with preliminary materials.
       [   ]    Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the Form or Schedule and the date of its filing.
                1)      Amount Previously Paid:
                        ------------------------------------------------------------
                2)      Form, Schedule or Registration Statement No.:
                        ------------------------------------------------------------
                3)      Filing Party:
                        ------------------------------------------------------------
                4)      Date Filed:
                        ------------------------------------------------------------

                                 Infinity Logo
                                               -------------------------------
                                               Infinity Broadcasting Corporation
                                               Notice of 2000 Annual Meeting
                                               and Proxy Statement
                                               May 3, 2000

                                 Infinity Logo

                       Infinity Broadcasting Corporation
                              40 West 57th Street
                              New York, N.Y. 10019

                                                                  March 30, 2000

Dear Shareholder:

     You are cordially invited to attend Infinity Broadcasting Corporation's Annual Meeting of Shareholders. The meeting will be held at the Sheraton New York Hotel, located at 811 Seventh Avenue (at 52nd Street), New York, New York, on Wednesday, May 3, 2000, beginning at 3:30 p.m., local time. The accompanying Notice of Annual Meeting and Proxy Statement describes the business to be transacted at the meeting.

     During the meeting, I will report to you on Infinity's operations during 1999. We will then take action on the items described in the proxy statement. You are urged to read the accompanying proxy statement for a discussion of the matters to be voted on at the meeting.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, please complete, sign, date and return your proxy card as soon as possible. Your vote is important to the Board of Directors. Thank you for your time and attention to the accompanying proxy statement.

     I look forward to seeing you at the meeting.

                                                   Sincerely,

                                                   /s/ Mel Karmazin
                                                   --------------------------
                                                   Mel Karmazin
                                                   Chairman, President and
                                                   Chief Executive Officer

                       INFINITY BROADCASTING CORPORATION
                            NOTICE OF ANNUAL MEETING
                                  MAY 3, 2000

     The 2000 Annual Meeting of Shareholders of Infinity Broadcasting Corporation will be held at the Sheraton New York Hotel, located at 811 Seventh Avenue (at 52nd Street), New York, New York, on Wednesday, May 3, 2000, beginning at 3:30 p.m., local time. The purposes of the meeting are to consider and act upon:

     (1) the election of two directors to hold office until the 2003 Annual Meeting of Shareholders in accordance with the Company's Restated Certificate of Incorporation;

     (2) the approval of the Company's Executive Annual Incentive Plan;

     (3) the approval of the Company's 1998 Long-Term Incentive Plan; and

     (4) such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 8, 2000 as the record date for determining those shareholders who are entitled to receive notice of and to vote at the meeting and any adjournment thereof.

     The vote of each shareholder is important, and the Board of Directors urges you to complete, sign, date and return your proxy card as promptly as possible. In this way, if you are unable to attend, your shares can nevertheless be voted at the meeting. A return envelope is enclosed for your convenience. Your proxy may be revoked by delivering a later-dated and signed proxy or written notice of revocation to the Secretary of the Company prior to the time voting is declared closed, or by attending the meeting and voting your shares in person.

     IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE KEEP THE ADMISSION TICKET THAT IS ATTACHED TO THE PROXY CARD ACCOMPANYING THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND ALSO CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD. SHAREHOLDERS WHO OWN SHARES THROUGH BANKS OR BROKERS AND WHO PLAN TO ATTEND MUST SEND A WRITTEN NOTIFICATION, ALONG WITH PROOF OF OWNERSHIP (SUCH AS A BANK OR BROKERAGE FIRM ACCOUNT STATEMENT), TO THE SECRETARY'S OFFICE, 51 WEST 52ND STREET, NEW YORK, N.Y. 10019. THE NAMES OF THOSE SHAREHOLDERS INDICATING THEY PLAN TO ATTEND WILL BE PLACED ON AN ADMISSION LIST HELD AT THE REGISTRATION DESK AT THE ENTRANCE TO THE MEETING. ADMISSION TICKETS WILL NOT BE MAILED IN ADVANCE OF THE MEETING.

                                             On Behalf of the Board of
                                             Directors,

                                             /s/ Angeline C. Straka
                                             -----------------------------
                                             Angeline C. Straka
                                             Secretary
                                             New York, New York
                                             March 30, 2000

YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

TABLE OF CONTENTS

     Election of Directors..................................    5
     The Board of Directors and Its Committees..............   11
     Director Compensation..................................   11
     Related Party Transactions.............................   12
     Security Ownership.....................................   14
     Principal Shareholders.................................   16
     Executive Compensation.................................   17
             Summary Compensation Table.....................   17
             Option Grants..................................   18
             Option Exercises and Fiscal Year-End Values....   19
             Pension Benefits...............................   19
             Compensation and Severance Arrangements........   20
             Compensation Committee Report on Executive
             Compensation...................................   21
     Shareholder Return Performance Graph...................   24
     Proposal to Approve the Company's Executive Annual
       Incentive Plan.......................................   24
     Proposal to Approve the Company's 1998 Long-Term
       Incentive Plan.......................................   28
     New Plan Benefits......................................   35
     Voting Information.....................................   35
     Shareholder Proposal Submissions for 2001 Annual
       Meeting of Shareholders..............................   36
     Solicitation of Proxies................................   36

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 3, 2000

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Infinity Broadcasting Corporation ("Infinity" or the "Company") of proxies for the 2000 Annual Meeting of Shareholders to be held on Wednesday, May 3, 2000, and all adjournments thereof. This proxy statement and the accompanying proxy card are first being sent to shareholders on or about March 30, 2000. Only holders of record of common stock of the Company ("Common Stock") at the close of business on March 8, 2000, are entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof. On that date, 393,169,487 shares of Class A Common Stock were outstanding, each of which entitles the holder to one vote on each matter to come before the meeting, and 700,000,000 shares of Class B Common Stock were outstanding, each of which entitles the holder to five votes on each matter to come before the meeting. All of the shares of Class B Common Stock are held by CBS Broadcasting Inc., a wholly-owned subsidiary of CBS Corporation ("CBS Broadcasting"). Class A Common Stock and Class B Common Stock vote together as a single class on all matters properly brought before the meeting (unless otherwise required by law or by the Company's Restated Certificate of Incorporation).

     On September 6, 1999, CBS Corporation ("CBS") and Viacom Inc. ("Viacom") entered into an Agreement and Plan of Merger, as amended, pursuant to which CBS would merge (the "Merger") with and into Viacom (or a wholly-owned subsidiary of Viacom). The Merger is expected to close in the first half of 2000. Viacom is a diversified entertainment company. Upon consummation of the Merger, the Company will become a majority-owned subsidiary of Viacom. CBS Broadcasting, which will be a wholly-owned subsidiary of Viacom, will continue to hold all of the Class B Common Stock of the Company.

     It is the practice of the Company to submit to its shareholders the election of the Company's independent auditors. However, in light of the proposed Merger and the pending selection of independent auditors for the combined company after the Merger (and the fact that the combined company's independent auditors would be the most likely candidate to serve as Infinity's auditors), the Board of Directors has determined that it is not able to make a recommendation regarding the independent auditors for Infinity for 2000 at this time. The Board of Directors intends to submit a recommendation to shareholders for election of the Company's independent auditors for calendar year 2001 at the 2001 Annual Meeting of Shareholders. KPMG LLP ("KPMG") served as the Company's independent auditors for 1999 and are currently continuing to do so. A representative of KPMG will be present at the 2000 Annual Meeting of Shareholders and will have an opportunity to make a statement. He or she will also respond to any appropriate questions.

     The bylaws of the Company provide that shareholders will be provided permanent confidentiality in all voting, except as may be necessary to meet applicable legal requirements.

     The principal executive offices of the Company are at 40 West 57th Street, New York, New York 10019.

1.   ELECTION OF DIRECTORS

     (Item 1 on proxy card)

     The Restated Certificate of Incorporation of Infinity ("Restated Certificate") provides for a classified board of directors. The Board of Directors of the Company currently consists of ten members and is divided into three classes. Each class of directors is elected to a three-year term with the term of one class expiring each year.

     With respect to the class consisting of three directors whose terms expire at the 2000 Annual Meeting of Shareholders, Mr. Richard R. Pivirotto and Dr. Paula Stern will be leaving the CBS board of directors at the time of the Merger and, therefore, will not be standing for re-election to the Infinity Board at the 2000 Annual Meeting. The Board wishes to thank Mr. Pivirotto and Dr. Stern for their dedication and service to the Company. As a result of this decision, the Board has determined to reduce the size of the class whose term expires at the 2003 Annual Meeting of Shareholders to two directors. Accordingly, the Board of Directors proposes for election Messrs. David T. McLaughlin and Jeffrey Sherman to serve for terms expiring at the 2003 Annual Meeting of Shareholders in accordance with the Restated Certificate. Mr. Sherman is currently a director of the Company. Mr. McLaughlin is currently Chairman and a director of CBS. It is anticipated that Mr. McLaughlin, as well as current Infinity directors Messrs. Karmazin, Conrades and Walter, will serve as members of the board of directors of Viacom upon the consummation of the Merger.

     Information about the nominees and about the directors with terms continuing to 2001 and 2002 is set forth on pages 6 through 10.

     The persons named in the enclosed proxy card (Messrs. Karmazin and Suleman) have advised that, unless a contrary direction is indicated on the proxy card, they intend to vote for the election of the proposed nominees. They have also advised that in the event any or all of the nominees is or are not available for election, they will vote for the election of such substitute nominee or nominees, if any, as the Board may propose. Alternatively, in such circumstances, the Board may reduce the number of directors in accordance with the Restated Certificate.

     The Company has been advised that CBS Broadcasting, which owns all of the outstanding shares of Infinity's Class B Common Stock representing approximately 90.4% of the combined voting power of the outstanding shares of Common Stock, intends to vote for the election of the two nominees proposed by the Board. Accordingly, the affirmative vote of CBS Broadcasting is sufficient to elect the named nominees to the Board.

                     NOMINEES PROPOSED BY THE BOARD OF DIRECTORS
                     -------------------------------------------

DAVID T. MCLAUGHLIN PHOTO    DAVID T. MCLAUGHLIN, 68
                             Chairman of the Board
                             CBS Corporation

                             Chairman and Chief Executive Officer
                             Orion Safety Products (consumer safety products) New London, New Hampshire

     Mr. McLaughlin has been chairman of CBS since January 1999. Mr. McLaughlin has served as chairman and chief executive officer of Orion Safety Products (formerly Standard Fusee Corporation) since 1988. From 1987 to 1988, Mr. McLaughlin was chairman of The Aspen Institute and was appointed president and chief executive officer in 1988. Upon his retirement from The Aspen Institute in 1997, he was named president emeritus. From 1981 to 1987, Mr. McLaughlin served as president of Dartmouth College. From 1970 to 1981, Mr. McLaughlin served in various management positions at The Toro Company, being named chairman and chief executive officer in 1977. In addition to Orion Safety Products, Mr. McLaughlin is a director of Atlantic Richfield Company, Atlas Air, Inc., and PartnerRe Ltd. Mr. McLaughlin was first elected to the CBS Board in 1979.


JEFFERY SHERMAN PHOTO        JEFFREY SHERMAN, 51
                             Chairman and Chief Executive Officer
                             Federated Direct
                             (catalog and e-commerce business)
                             New York, New York

     Mr. Sherman was appointed chairman and chief executive officer of Federated Direct, a division of Federated Department Stores, on March 23, 2000. Federated Direct encompasses the direct-to-customer catalog and e-commerce operations of Bloomingdale's, Macy's and the Fingerhut businesses. Prior to his current appointment, Mr. Sherman served as president and chief operating officer of Bloomingdale's since March 1989. Mr. Sherman joined Bloomingdale's in 1971, and has had comprehensive experience in finance, store management, operations and merchandising. Mr. Sherman is a trustee of the Pension & Profit Sharing Committee of Federated Department Stores Inc., an advisory board member of the Laboratory Institute of Merchandising and a director of the United Way of New York City. He is also a member of the New York City Comptroller's Economic Advisory Committee. He served as a director of Infinity Broadcasting Corporation before its acquisition by CBS in December 1996. Mr. Sherman has been a director of the Company since February 1999.

                     DIRECTORS WITH TERMS CONTINUING TO 2001
                     ---------------------------------------

MEL KARMAZIN PHOTO           MEL KARMAZIN, 56
                             Chairman, President and Chief Executive Officer
                             Infinity Broadcasting Corporation

                             President and Chief Executive Officer
                             CBS Corporation
                             New York, New York

     Mr. Karmazin has been chairman, president and chief executive officer of the Company since September 1998. Mr. Karmazin was elected chief executive officer of CBS in January 1999, having served as president and chief operating officer of CBS since April 1998. Mr. Karmazin joined CBS in December 1996 as chairman and chief executive officer of CBS Radio. In May 1997, he also assumed responsibility for CBS's owned television stations and became chairman and chief executive officer of the CBS Station Group. Prior to joining CBS, he was president and chief executive officer of Infinity Broadcasting Corporation from 1981 until its acquisition by CBS in December 1996. Mr. Karmazin is a director of CBS, Westwood One, Inc. and the New York Stock Exchange and a member of the Board of Trustees for the Museum of Television and Radio. Mr. Karmazin has been a director of the Company since September 1998 and has served as a director of CBS since 1997.


ARTURO R. MORENO PHOTO       ARTURO R. MORENO, 53
                             Chief Executive Officer
                             Infinity Outdoor, Inc.
                             Phoenix, Arizona

     Mr. Moreno has served as chief executive officer of Infinity Outdoor, Inc. (formerly Outdoor Systems, Inc.) since December 1999, when Outdoor Systems was acquired by the Company. Prior to December 1999, Mr. Moreno served as president and chief executive officer of Outdoor Systems beginning in April 1984. Mr. Moreno has 27 years of experience in the outdoor advertising industry. Prior to joining Outdoor Systems, Mr. Moreno was president and general manager of Gannett Outdoor of New Jersey from 1981 to 1984. Mr. Moreno has been a director of the Company since December 1999.

ROBERT D. WALTER PHOTO      ROBERT D. WALTER, 54
                            Chairman and Chief Executive Officer
                            Cardinal Health, Inc. (healthcare services provider)
                            Dublin, Ohio

     Mr. Walter is the founder, chairman and chief executive officer of Cardinal Health, Inc. Since 1971, through internal growth and acquisitions, he has built Cardinal into one of the country's leading healthcare services providers with annual sales in 1998 of approximately $16 billion. Mr. Walter is a director of CBS, Cardinal Health, Inc. and Bank One Corporation. Mr. Walter is also a member of the board of trustees of Battelle Memorial Institute and Ohio University in Athens, Ohio. Mr. Walter has been a director of the Company since December 1998 and has served as a director of CBS since 1994.


BRUCE S. GORDON PHOTO       BRUCE S. GORDON, 54
                            Group President, Enterprise Business
                            Bell Atlantic Corporation (telecommunications)
                            New York, New York

     Mr. Gordon has served as group president, enterprise business with Bell Atlantic Corporation since December 1998. He served as group president, consumer and small business services of Bell Atlantic from 1993 to August 1997, and as group president, retail from August 1997 to December 1998. Mr. Gordon is a director of Southern Company Services, Inc., the Bartech Group and Bestfoods. He is a trustee of Gettysburg College, chairman of the National Eagle Leadership Institute and serves as a member of the Executive Leadership Council and the Consortium of Information and Telecommunications Executives. Mr. Gordon has been a director of the Company since September 1999.

                     DIRECTORS WITH TERMS CONTINUING TO 2002
                     ---------------------------------------

GEORGE H. CONRADES PHOTO    GEORGE H. CONRADES, 61
                            Chairman and Chief Executive Officer
                            Akamai Technologies, Inc. (Internet service company)
                            Cambridge, Massachusetts

     Since April 1999, Mr. Conrades has served as chairman and chief executive officer of Akamai Technologies, Inc., a global Internet content, streaming media, and applications delivery company. He also serves as a partner with Polaris Venture Partners, which he joined in August 1998, specializing in early stage information technology and health sciences. Mr. Conrades has broad experience in the computer, Internet and telephony industries beginning in 1961 when Mr. Conrades joined International Business Machines (IBM) and subsequently as he held a number of management positions in the United States and Asia. Mr. Conrades left IBM in 1992 as senior vice president and a member of the Corporate Management Board. In 1994, he was named president and chief executive officer of BBN Corporation, a leading provider of Internet services, products and application solutions and in 1995, was appointed chairman of the board. In 1997, in connection with GTE Corporation's acquisition of BBN Corporation, Mr. Conrades joined GTE Corporation as executive vice president and as president of its new Internet organization, GTE Internetworking. He left GTE Corporation in 1998. Mr. Conrades is a director of CBS and Cardinal Health, Inc. He is also a trustee of The Scripps Research Institute and Ohio Wesleyan University, and is a member of the interim Board of ICANN, the non-profit corporation being established to oversee the administration of Internet names and addresses. Mr. Conrades has been a director of the Company since December 1998 and a director of CBS since 1994.

WILLIAM S. LEVINE PHOTO     WILLIAM S. LEVINE, 68
                            Chairman of the Board
                            Infinity Outdoor, Inc.
                            Phoenix, Arizona

     Mr. Levine currently serves as chairman of Infinity Outdoor, Inc. (formerly Outdoor Systems, Inc.). Mr. Levine, a founder of Outdoor Systems, has been the chairman and a director of Outdoor Systems since its formation in 1980. In December 1999, Outdoor Systems was acquired by the Company. Mr. Levine has 20 years experience in the outdoor advertising industry. He is an owner and officer of numerous privately-owned firms. Mr. Levine is also a director of International Leisure Hosts Ltd. Mr. Levine has been a director of the Company since December 1999.

FARID SULEMAN PHOTO          FARID SULEMAN, 48
                             Executive Vice President, Chief Financial Officer and Treasurer
                             Infinity Broadcasting Corporation

                             Senior Vice President, Finance and Treasurer
                             CBS Corporation
                             New York, New York

     Mr. Suleman has been executive vice president, chief financial officer and treasurer of the Company since September 1998. Mr. Suleman was elected senior vice president, finance of CBS in August 1998 and was elected treasurer of CBS in May 1999. Mr. Suleman joined CBS in December 1996 as senior vice president and chief financial officer of CBS Radio. In June 1997, he became senior vice president and chief financial officer of the CBS Station Group. Prior to joining CBS, Mr. Suleman was executive vice president, finance, chief financial officer and a director of Infinity Broadcasting Corporation from 1986 until its acquisition by CBS in December 1996. Mr. Suleman has also been the executive vice president, chief financial officer, secretary and a director of Westwood One, Inc. since February 1994 and is a director of USA Digital Radio and Hollywood.com, Inc. Mr. Suleman has served as a director of the Company since September 1998.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     In 1999, there were 7 meetings of the Board. Each director attended at least 90% of all meetings of the Board and its committees on which the director served. At the present time there are ten members of the Board.

     There are currently two Board committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee.

     The Audit Committee reviews and reports to the Board with respect to the selection, termination and terms of engagement of the Company's independent auditors, and maintains communications among the Board, the independent auditors and the Company's internal accounting staff with respect to accounting and audit procedures. The Audit Committee also reviews, with management and the Company's independent auditors, the Company's annual financial statements, the adequacy of the Company's internal accounting and control procedures and policies and related matters. Mr. Sherman is chair of this committee and Mr. Gordon is a member. The Audit Committee met twice in 1999.

     The Compensation Committee is responsible for administering the Company's stock plans and reviewing and making decisions with respect to the other compensation of key executives of the Company. Mr. Conrades is chair of this committee and Mr. Walter is a member. The Compensation Committee met three times in 1999.

     A shareholder may recommend a Board candidate for consideration by the Board by furnishing to the Secretary a resume of the experience and qualifications of the proposed candidate and a written statement signed by the proposed candidate consenting to be nominated for election to the Board and to serve if elected. A shareholder may appear at the 2001 Annual Meeting of Shareholders to nominate a candidate or to propose other business to be considered by the shareholders (other than pursuant to a shareholder proposal included in the proxy materials sent by the Company) by sending a notice to the Secretary at the principal executive offices of Infinity for receipt between January 3, 2001 and February 2, 2001 setting forth the information required by the Company's bylaws.

DIRECTOR COMPENSATION

     Directors who are employees of the Company, CBS, or any of their subsidiaries are not compensated for service on the Board. For services during 1999, non-employee directors received an annual director's fee of $30,000 in cash and stock options for 4,500 shares of the Company's Class A Common Stock, adjusted as determined by the Company for directors serving less than a full year. The exercise price of the stock options is set at the fair market value of the Class A Common Stock on the grant date. The stock options vest over three years. Non-employee directors may defer all or a portion of their cash fees. Director deferrals receive interest at the one-year U.S. treasury bill rate or such other rate as the Compensation Committee may determine, reset every January. Deferrals are paid in five annual installments upon termination of service as a director. The Compensation Committee has determined to accelerate the vesting of options received in 1999 and 2000 by directors who are leaving the Board in connection with the Merger.

     For services during 2000, non-employee directors will receive an annual director's fee of $30,000 in cash and stock options for the Company's Class A Common Stock having a value on the grant date of $30,000 (based on the Black-Scholes option pricing model or other reasonable method).

RELATED PARTY TRANSACTIONS

     In December 1998, Infinity completed its initial public offering of Class A Common Stock (the "IPO"). After the IPO, CBS beneficially owned 95.8% of the combined voting power and 81.8% of the equity of Infinity. On March 8, 2000, primarily as a result of Infinity's acquisition of Outdoor Systems, Inc., now known as Infinity Outdoor, Inc. ("Infinity Outdoor"), using Infinity's Class A Common Stock, CBS beneficially owned approximately 90.4% of the combined voting power and approximately 65.2% of the equity of Infinity.

     In connection with the IPO, the Company entered into an intercompany agreement with CBS pursuant to which CBS provides Infinity with a number of services (the "Intercompany Agreement"), including, among others, certain legal, financial, administrative and executive services (including the services of Messrs. Karmazin and Suleman). The costs of these services are allocated according to established methodologies determined by CBS on an annual basis. For 1999, allocated expenses of $8,000,000 relating to these services were included in the consolidated statement of earnings of the Company.

     The Intercompany Agreement also requires each party to make available at favorable rates or without charge advertising time and space for promotional purposes in a manner substantially consistent with past practice. In general, Infinity and CBS have provided each other with promotional time and space without charge in circumstances where the party providing the time or space concludes that doing so would not significantly impact its potential revenues. CBS has received, and is likely to continue to receive, more time under this arrangement than the Company. Certain of the Company's radio stations also have received and will continue to receive certain CBS television programming in exchange for running promotional spots for CBS during those broadcasts. While it is not possible to quantify the amounts involved in these arrangements, they have not had a material impact on the Company's results of operations, and they are not expected to be material in the future.

     The Intercompany Agreement provides that the parties will use their best efforts in appropriate situations to cooperate in jointly marketing their products and services to potential advertisers and to refer advertisers to each other. Relevant costs and revenues are to be split in a manner which, when considered in light of their overall relationship, is intended to be fair to both parties, as determined by CBS in its sole discretion after consultation with the Company. The revenues associated with such sales were not significant in 1999.

     In addition, at the time of the IPO, the Company entered into a tax sharing agreement with CBS (the "Tax Sharing Agreement") which sets forth certain agreements between the parties with respect to Infinity's tax returns and which provides that Infinity will pay to CBS an amount equal to the amount of income taxes Infinity would pay as a separate income tax filer. Reference is made to the full text of the Intercompany and Tax Sharing Agreements, copies of which have been filed with the Securities and Exchange Commission.

     During 1999, CBS closed on a number of strategic investments focused on growing its Internet based operations. CBS received an equity interest in these Internet based companies, in exchange for future promotional time on CBS and Infinity properties. During the later half of 1999, Infinity provided advertising and promotional time to some of these companies in exchange for the right to an economic interest in these Internet investments.

     The Company owns a minority equity interest in Westwood One, Inc. ("Westwood One"). Many of Infinity's radio stations are affiliated with Westwood One and Westwood One distributes nationally certain of the Company's network programming. In connection with these arrangements, the Company receives affiliation fees as well as programming cost reimbursements and in certain instances shares in revenue from the sale of Infinity's programming. In addition, an officer and non-executive employee of the Company serve as officers of Westwood One for which the Company receives a management fee which includes warrants to purchase Westwood One common stock. Revenue and expense reimbursements from these arrangements recorded by the Company in 1999 totaled approximately $67,000,000. Mr. Karmazin is a director of Westwood One and Mr. Suleman is the executive vice president, chief financial officer and secretary and a director of Westwood One.

     Infinity Outdoor, a wholly-owned subsidiary of the Company, is a party to a Services Agreement with Williams Manufacturing, Inc. ("WMI") and J&L Industries, Inc. ("J&L"), companies controlled by Mr. William S. Levine, a director of the Company and Chairman of Infinity Outdoor. Pursuant to the agreement, WMI and J&L made at least a majority of Mr. Levine's business time available to Infinity Outdoor for which Infinity Outdoor paid WMI and J&L an aggregate of $450,000 in 1999.

     In addition, certain partnerships controlled by Mr. Levine or in which Mr. Levine is partner lease certain sites to Infinity Outdoor on which the Company has placed advertising displays. Infinity Outdoor made aggregate lease payments to such partnerships of approximately $139,000 in 1999. In connection with the acquisition of Infinity Outdoor by the Company, these leases were renegotiated and new leases, on substantially identical terms, were entered into for terms commencing January 1, 2000 through December 31, 2004. The Company believes that these leases are on terms at least as favorable as would be available with unrelated third parties through arms-length negotiations.

SECURITY OWNERSHIP

     The following table sets forth the number of shares of Infinity Class A Common Stock and CBS common stock beneficially owned as of March 1, 2000 by each director of the Company, by the director nominee, by each of the executive officers named in the Summary Compensation Table on page 17 (the "named executive officers"), and by the directors and executive officers of the Company as a group, as reported by each such person. Each person has sole voting and investment power over the shares reported except as noted. No other equity securities of the Company, its parent or its subsidiaries were beneficially owned, directly or indirectly, by any director, director nominee or executive officer on March 1, 2000.

                                 Amount and Nature of
                                 Beneficial Ownership                   Amount and Nature of
                                       Infinity               Percent   Beneficial Ownership                  Percent
   Name                          Class A Common Stock         of Class    CBS Common Stock                   of Class
   -------------------------------------------------------------------------------------------------------------------
       W. Apfelbaum                    63,333 shares(1)            *        278,429 shares(2)                    *
       G. H. Conrades                  21,500 shares(1)            *         36,842 shares(2)(3)(4)              *
       B. S. Gordon                       500 shares(1)            *                     0
       M. Karmazin                    108,333 shares(1)            *      8,151,480 shares(2)(5)              1.06%
       W. S. Levine                39,034,557 shares(6)         9.92%        11,000 shares(7)                    *
       D. Mason                        47,118 shares(1)            *        475,073 shares(2)                    *
       D. T. McLaughlin                   500 shares               *         72,626 shares(2)(3)(4)              *
       A. R. Moreno                39,906,348 shares(1)(8)     10.14%        10,000 shares                       *
       R. R. Pivirotto                  2,500 shares(1)            *         28,255 shares(2)(3)(4)              *
       J. Sherman                       1,500 shares(1)            *         20,200 shares(2)                    *
       P. Stern                         2,500 shares(1)            *         23,619 shares(2)(3)(4)              *
       F. Suleman                      58,333 shares(1)            *      1,485,490 shares(2)                    *
       R. D. Walter                    21,500 shares(1)            *         71,514 shares(2)(3)(4)              *
       All directors and
       executive officers as a
       group                       79,313,522 shares(1)(6)(8)  20.16%    11,768,892 shares(2)(3)(4)(5)(9)     1.53%

--------------------------------------------------------------------------------

      *  Represents less than 1% of the class.

     (1) Includes the following shares of Infinity Class A Common Stock which the indicated executive officers or directors had the right to acquire within 60 calendar days through the exercise of stock options:
         Apfelbaum 33,333; Conrades 1,500; Gordon 500; Karmazin 58,333; Mason 33,333; Moreno 723,817; Pivirotto 1,500; Sherman 1,500; Stern 1,500;
         Suleman 33,333; and Walter 1,500.

     (2) Includes the following shares of CBS common stock which the indicated executive officers, directors or director nominee had the right to acquire within 60 calendar days through the exercise of stock options or warrants: Apfelbaum 33,333; Conrades 10,408; Karmazin 4,058,533; Mason 474,500; McLaughlin 35,563; Pivirotto 10,408; Stern 9,658; Suleman 1,419,369; and Walter 9,658.

     (3) Includes the following CBS common stock equivalents owned by the indicated directors under the CBS Deferred Compensation and Stock Plan for Directors: Conrades 418; McLaughlin 3,209; Pivirotto 3,209; Stern 1,183; and Walter 103.

     (4) The indicated directors have deferred all or part of their cash compensation as CBS directors. As a result of these deferrals, at a future date, these directors will be entitled to receive the following number of shares of CBS common stock, which are reflected in the table, or cash for all or part thereof: Conrades 6,663; McLaughlin 21,446; Pivirotto 9,993; Stern 6,533; and Walter 3,021.

     (5) Includes (i) 2,047,503 shares of CBS common stock as to which Mr. Karmazin has sole voting power but no investment power; and (ii) 24,189 shares of CBS common stock held by the Karmazin Foundation and 472,311 shares held by the Karmazin Charitable Lead Annuity Trust, as to which Mr. Karmazin disclaims beneficial ownership, except, in the case of the Trust to the extent of his pecuniary interest.

     (6) Includes the following shares of Infinity Class A Common Stock: (i) 1,923,077 shares held in a Rabbi Trust for the benefit of Mr. Moreno, as to which Mr. Levine has sole voting power but no investment power and as to which he disclaims beneficial ownership; (ii) 36,863,449 shares held by Levine Investments Limited Partnership as to which Mr. Levine disclaims beneficial ownership except to the extent of his partnership interest; and (iii) 246,250 shares owned by the William S. and Ina Levine Foundation, as to which Mr. Levine has shared voting and investment power and as to which he disclaims beneficial ownership.

     (7) Includes 9,000 shares of CBS common stock held by Levine Investments Limited Partnership as to which Mr. Levine disclaims beneficial ownership except to the extent of his partnership interest.

     (8) Includes the following shares of Infinity Class A Common Stock: (i) 4,291,745 shares which Mr. Moreno holds jointly with his spouse; (ii) 5,151,582 shares held by BRN Properties Limited Partnership as to which Mr. Moreno disclaims beneficial ownership except to the extent of his interest in the partnership; and (iii) 62,500 shares held by the Moreno Family Foundation as to which Mr. Moreno disclaims beneficial ownership.

     (9) Includes 1,083,332 stock options for CBS common stock owned by executive officers of Infinity who are not named executive officers and 110 shares of CBS common stock owned by family members of executive officers of Infinity who are not named executive officers, who disclaim beneficial ownership of these shares.

PRINCIPAL SHAREHOLDERS

     Except as set forth below and in the immediately preceding table, Infinity does not know of any person who beneficially owns more than 5% of any class of the Company's Common Stock as of March 6, 2000.

                                           Shares and Class of
            Name and Address                  Common Stock                    Percent
            Beneficial Owner               Beneficially Owned                 of Class
--------------------------------------------------------------------------------------
     CBS Broadcasting Inc.                      700,000,000                      100%
     51 West 52nd Street                        Class B
     New York, New York 10019

     Janus Capital Corporation                  22,052,037                       5.9%(*)
     100 Fillmore Street                        Class A
     Denver, Colorado 80206

     FMR Corp.                                  31,396,467                       8.5%(*)
     82 Devonshire Street                       Class A
     Boston, Massachusetts 02109

     Massachusetts Financial Services           20,804,010                       5.6%(*)
     Company                                    Class A
     500 Boylston Street
     Boston, Massachusetts 02116

     Putnam Investments, Inc. (1)               42,354,630                      11.4%(*)
     One Post Office Square                     Class A
     Boston, Massachusetts 02109
--------------------------------------------------------------------------------------

      * Based on the number of shares of Class A Common Stock reported as beneficially owned as of December 31, 1999.

     (1) According to the Schedule 13G, dated March 6, 2000, filed with the Securities and Exchange Commission jointly by Putnam Investments, Inc. ("PII"), Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc., the investment adviser to PII's mutual funds ("PIM"), and The Putnam Advisory Company, Inc., the investment adviser to PII's institutional clients ("TPAC"), at December 31, 1999, PII, a wholly-owned subsidiary of MMC, was the beneficial owner of 42,354,630 shares of common stock in its capacity as the sole parent of PIM and TPAC, owners of 40,404,883 and 1,949,747 shares of Common Stock, respectively. The Schedule 13G indicates that both subsidiaries have dispository power over the shares as investment managers, but each of the mutual funds' trustees have voting power over the shares held by each fund, and TPAC has shared voting power over the shares held by the institutional client. Each of PII and MMC disclaims the power to vote or dispose of, or to direct the vote or disposition of, such shares.

EXECUTIVE COMPENSATION

     Year 1999: The following table sets forth information with respect to compensation paid to the Company's chief executive officer and its other executive officers (the "named executive officers") during 1999 by Infinity and its subsidiaries. In addition to the amounts set forth below, Messrs. Karmazin and Suleman were compensated during 1999 by CBS for services to CBS and its subsidiaries (other than Infinity and its subsidiaries).

     Year 1998: Prior to the Infinity IPO in December 1998, Infinity was a wholly-owned subsidiary of CBS. Therefore, for 1998, the table reflects compensation paid by CBS and its subsidiaries to the named executive officers for services rendered in all capacities to CBS or any of its subsidiaries (including Infinity and its subsidiaries).

                           SUMMARY COMPENSATION TABLE

                                                                                                                    All Other
                                        Annual Compensation                      Long-Term Compensation            Compensation
                              ---------------------------------------   ----------------------------------------   ------------
                                                                                Awards               Payouts
                                                                        -----------------------   --------------
                                                                        Restricted   Securities
      Name and                                           Other Annual     Stock      Underlying        LTIP
 Principal Position    Year     Salary        Bonus      Compensation     Award       Options        Pay-Outs
-------------------------------------------------------------------------------------------------------------------------------
M. Karmazin            1999   $  500,000(1) $6,000,000(2)     N/A           0            177,05(3)       0          $3,620,293(5)
  Chairman,            1998   $1,000,000    $3,000,000        N/A           0           250,000(4)       0          $2,004,294
  President & Chief
  Executive Officer

F. Suleman             1999   $  560,000(1) $1,125,000(2)     N/A           0           102,051(3)       0          $    4,132(5)
  Executive VP,        1998   $  600,000    $1,250,000        N/A           0           100,000(4)       0          $    2,574
  Chief Financial
  Officer & Treasurer

D. Mason               1999   $  815,000    $  750,000(2)     N/A           0           102,051(3)       0          $    4,000(5)
  VP, Infinity &       1998   $  815,000    $  535,000        N/A           0            60,000(4)       0          $    2,994
  President, Infinity
  Radio Group

W. Apfelbaum           1999   $  950,000    $2,000,000(2)     N/A           0           102,051(3)       0          $    1,964(5)
  Chairman & CEO,      1998   $  950,000    $1,500,000        N/A           0            50,000(4)       0          $    3,278
  TDI Worldwide, Inc.
-------------------------------------------------------------------------------------------------------------------------------

(1) This amount represents 50% of Mr. Karmazin's and 80% of Mr. Suleman's annual base salary, which was allocated to Infinity under the Intercompany Agreement.

(2) Represents incentive compensation awarded by Infinity for 1999.

(3) Represents grants of non-qualified stock options to acquire shares of Infinity Class A Common Stock and includes a grant of 2,051 options granted under the Company's broad-based "Fund the Future" stock option program.

(4) Represents grants of non-qualified stock options to acquire common stock of CBS. No options to acquire Infinity Common Stock were granted or outstanding in 1998.

(5) The amounts shown in this column consist of: (i) Company contributions to savings program accounts of the indicated executive officers: Mr. Karmazin $4,000; Mr. Suleman $4,000; and Mr. Mason $4,000; (ii) imputed income with respect to executive life insurance for the indicated executive officers:
    Mr. Karmazin $354; Mr. Suleman $132; and Mr. Apfelbaum $1,964; (iii) for Mr. Karmazin, $115,939 of interest earned during 1999 on the portion of his 1998 special award which was subject to mandatory deferral and (iv) for Mr. Karmazin, a $3,500,000 special award for his significant contributions during 1999 beyond that reflected by specific performance goals.

OPTION GRANTS

     The following table shows grants in 1999 to the named executive officers of options to purchase shares of Infinity Class A Common Stock. All of the stock options were granted to the named executive officers on February 24, 1999 except for 2,051 stock options granted to each of the named executive officers on April 1, 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      % of Total
                                       Options                                    Grant Date
                                      Granted to    Exercise                  Present Value (2)
                         Options     Employees in   or Base    Expiration   ----------------------
        Name           Granted (1)   Fiscal Year     Price        Date      Per share     Total
--------------------------------------------------------------------------------------------------
M. Karmazin..........    175,000        3.144%      $25.9375    02/23/09     $12.92     $2,261,000
                           2,051         .037%      $26.8125    03/31/09     $13.40     $   27,483

F. Suleman...........    100,000        1.796%      $25.9375    02/23/09     $12.92     $1,292,000
                           2,051         .037%      $26.8125    03/31/09     $13.40     $   27,483

D. Mason.............    100,000        1.796%      $25.9375    02/23/09     $12.92     $1,292,000
                           2,051         .037%      $26.8125    03/31/09     $13.40     $   27,483

W. Apfelbaum.........    100,000        1.796%      $25.9375    02/23/09     $12.92     $1,292,000
                           2,051         .037%      $26.8125    03/31/09     $13.40     $   27,483
--------------------------------------------------------------------------------------------------

(1) Options have a term of 10 years from the date of grant or such lesser term as may be determined by the Infinity Compensation Committee. The exercise price under each option may not be less than the fair market value of Infinity Class A Common Stock on the option grant date. Except for 2,051 Fund the Future options included for each named executive officer which are not exercisable until April 1, 2002, generally an option becomes exercisable in thirds, beginning on the first, second, and third anniversaries of the grant date.

(2) These values were derived using the following common assumptions: stock price volatility 38%; interest rate 5.146% for the options granted on February 24, 1999 and 5.224% for the options granted on April 1, 1999; risk of forfeiture discount 5.9%; and for each option, 8 years expected term to exercise and full exercise price. There were no adjustments made for non-transferability. The values and assumptions were based on the Black-Scholes option pricing model. The actual value, if any, that an executive officer may realize from stock options (assuming that they are exercised) will depend solely on the gain in stock price over the exercise price when the shares are sold.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information as to stock options to purchase Infinity Class A Common Stock exercised during 1999 by the named executive officers; the unexercised options to purchase Infinity Class A Common Stock (including options granted in 1999) owned by the named executive officers; and the value of Infinity stock options held by them at year-end.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     Number of Securities
                                                    Underlying Unexercised             Value of Unexercised
                         Shares                   Options at Fiscal Year-End      Options at Fiscal Year-End (1)
                       Acquired on    Value     -------------------------------   -------------------------------
        Name            Exercise     Realized   Exercisable   Unexercisable (2)   Exercisable   Unexercisable (2)
-----------------------------------------------------------------------------------------------------------------
M. Karmazin..........       0          N/A           0             177,051            $0          $1,814,772.75
F. Suleman...........       0          N/A           0             102,051            $0          $1,046,022.75
D. Mason.............       0          N/A           0             102,051            $0          $1,046,022.75
W. Apfelbaum.........       0          N/A           0             102,051            $0          $1,046,022.75
-----------------------------------------------------------------------------------------------------------------

(1) Based on the closing price of Infinity Class A Common Stock as reported on the New York Stock Exchange composite transactions tape on December 31, 1999 ($36.1875).

(2) These options are unexercisable because as of December 31, 1999 they had not yet vested under their terms.

PENSION BENEFITS

     Mr. Karmazin has a vested benefit under an Infinity pension plan which was frozen in November 1987. He has not accrued any additional benefits under this plan since November 1987. As of December 31, 1999, the estimated monthly benefit amount payable to Mr. Karmazin upon retirement at normal retirement age under this frozen pension plan is $1,408.

     Messrs. Suleman and Apfelbaum do not participate in any tax-qualified defined benefit pension plan sponsored by the Company or CBS.

     On April 1, 1999, Mr. Mason became a participant in the cash balance component of the CBS Combined Pension Plan (the "cash balance plan"). The cash balance plan annually credits Mr. Mason's hypothetical account with 2% of base/benefit pay (subject to a maximum of $550,000), as well as interest credits and a transition credit. For 1999, Mr. Mason's transition credit was 0.70% of base/benefit pay (which increases by 10% each year, subject to certain limits). The cash balance plan is non-contributory. All employer contributions are actuarially determined. Mr. Mason also has a vested benefit under the Westinghouse Executive Pension Plan, which was frozen effective March 31, 1999. He has not accrued any additional benefits under this plan since March 31, 1999. As of December 31, 1999, the estimated monthly benefit amount payable to Mr. Mason upon retirement at normal retirement age under this frozen pension plan is $5,345.75, offset by any amounts he receives under the cash balance plan.

COMPENSATION AND SEVERANCE ARRANGEMENTS

     Messrs. Karmazin and Suleman render services to both CBS and Infinity pursuant to the terms of the Intercompany Agreement referred to under the heading "Related Party Transactions."

MEL KARMAZIN

     Mr. Karmazin entered into an employment agreement with CBS that became effective on December 31, 1996 and terminates on December 31, 2000. The agreement provides for a starting annual base salary of $925,000, subject to merit review and annual increases (but not decreases) at the sole discretion of the CBS Compensation Committee and that Mr. Karmazin has the opportunity to receive performance-based annual incentive bonuses with a target award opportunity of $1,500,000. The agreement also provides that Mr. Karmazin's employment is terminable for cause upon the occurrence of any: (i) action involving willful malfeasance or gross misconduct in connection with such employment having a material adverse effect on CBS; (ii) substantial and continuing refusal to perform ordinary duties of a chief executive officer; or
(iii) felony conviction. In the event that Mr. Karmazin's employment is terminated without cause or CBS otherwise breaches the agreement, Mr. Karmazin would be entitled to receive a lump-sum payment equal to the compensation, including annual incentive compensation, that otherwise would have been paid to Mr. Karmazin for the remainder of the term of the agreement.

DANIEL MASON

     In May 1996, Mr. Mason entered into an employment agreement with CBS Broadcasting, a subsidiary of CBS, effective as of November 28, 1995. The agreement was amended as of January 29, 1997. The employment agreement, which terminated on November 27, 1999, provided for an initial annual base salary of $575,000, which increased to $815,000 as of January 1, 1997, and, thereafter, was subject to merit review. The employment agreement also provided that Mr. Mason have the opportunity to receive performance-based annual incentive bonuses with a target award opportunity of 40% of his annual base salary. Mr. Mason continues to serve as a Vice President of the Company and President of the Infinity Radio Group.

WILLIAM APFELBAUM

     In December 1989, Mr. Apfelbaum entered into an employment agreement with TDI Worldwide, Inc. ("TDI") that was restated in November 1998 to reflect all amendments made to such agreement prior thereto. The employment agreement will terminate on March 25, 2001. The employment agreement provides for an annual base salary of $950,000 and that Mr. Apfelbaum will have the opportunity to receive performance-based annual incentive bonuses with a target award opportunity of $1,000,000. Mr. Apfelbaum's employment is terminable for cause or by the board of directors of TDI other than for cause. In the event that Mr. Apfelbaum's employment is terminated by the board of directors, TDI would be obligated to pay to Mr. Apfelbaum his base salary and benefits for the remainder of the contract in accordance with the terms of the employment agreement. Mr. Apfelbaum will leave his position, effective April 30, 2000, as Chairman and Chief Executive Officer of TDI and will serve as a consultant to the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation for 1999. The Compensation Committee, which is composed entirely of outside independent directors, reviews, evaluates and approves the design and implementation of the Company's compensation system for executive officers. For executives providing services to both CBS and Infinity, the Infinity Compensation Committee also considers the actions of the CBS Compensation Committee and allocations made to Infinity by CBS under the Intercompany Agreement.

THE INFINITY EXECUTIVE COMPENSATION PROGRAM

     The Infinity executive compensation program is a performance and rewards compensation system consisting of base salaries and incentives (annual and long-term) that pays executives for the achievement of levels of performance designed to increase the shareholder value of the Company. The system enables the Company to hire, retain and motivate high-quality executives who meet the immediate business challenges and improve the long-term performance of the Company. The system is designed to provide total compensation opportunities which are competitive as measured against industry norms and which reflect the individual performance of each executive officer.

BASE SALARIES

     Executive officers are paid base salaries which take into consideration the level of responsibility involved, the knowledge and skill required, and competitive data. The chief executive officer makes recommendations with respect to salary adjustments for all executive officers. These recommendations are reviewed by the Compensation Committee and approved with any modifications the Committee deems appropriate.

ANNUAL INCENTIVES

     The Compensation Committee administers the Company's annual incentive plan under which incentive compensation may be paid to key executives of the Company. Early in 1999, the Compensation Committee approved performance goals for individual executive officers. These performance goals were based on increases in the Company's free cash flow. The year 1999 reflected very strong performance by the Company's executive officers. The Company met its maximum performance goals, permitting maximum awards to be made to executives.

     After reviewing the financial performance as well as the performance of the individual executive officers, the chief executive officer made recommendations with respect to incentive awards. These recommendations were reviewed with and, to the extent determined appropriate, approved by the Compensation Committee.

LONG-TERM INCENTIVES

     Long-term incentives are a significant component of total compensation. The Compensation Committee believes that awarding long-term incentives to executive officers in the form of stock options serves to promote a sense of ownership and to further align the interests of the Company's executive officers with those of its shareholders, as the options have value only as the Company's stock price increases.

     For 1999, the Compensation Committee granted long-term incentive opportunities to executive officers in the form of non-qualified stock option grants. The level of option grants to executives for 1999 was based on the executive's level of responsibility, individual performance, and the above-referenced competitive data.

COMPENSATION ARRANGEMENTS

     From time to time, the Company enters into employment contracts or other compensation arrangements with executive officers when appropriate for competitive or other business reasons. Contractual compensation arrangements with individual executive officers named in the Summary Compensation Table are summarized under the heading "Compensation and Severance Arrangements."

1999 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Individual Performance and Contribution. Total compensation for Mel Karmazin, the chairman, president and chief executive officer of the Company during 1999, was based on a variety of factors as discussed below. A significant factor which was taken into account by the Compensation Committee was the Board's evaluation of Mr. Karmazin's performance as chief executive officer and his significant contribution to the Company and its shareholders in 1999.

     Mr. Karmazin's total compensation reflects the Board's positive evaluation of his significant strategic accomplishments in the operation and growth of the Company into one of the world's leading out-of-home media companies during the Company's first full year of operation after the IPO, which accomplishment has been reflected in the significant increase in shareholder value over the course of the year.

     Base Salary. The Compensation Committee reviewed and concurred in the allocation by CBS to Infinity, pursuant to the Intercompany Agreement, of $500,000 of Mr. Karmazin's total $1,000,000 annual base salary for 1999.

     Annual Incentive. As an annual incentive for 1999, the Compensation Committee awarded Mr. Karmazin a bonus of $6,000,000 under the Company's Executive Annual Incentive Plan based on accomplishment of the maximum performance goals established by the Compensation Committee in early 1999.

     Long-term Incentive. Long-term incentives during 1999 consisted of a grant of options for 175,000 shares of Infinity Class A Common Stock. Mr. Karmazin's grant level was established considering his level of responsibility, previously discussed competitive data and the Compensation Committee's evaluation of his performance and role in increasing shareholder value.

     Special 1999 Award. After reviewing and evaluating the Company and executive performance for 1999, the Compensation Committee approved a special award of $3,500,000 to Mr. Karmazin for his significant contributions to the Company. In making the award, the Compensation Committee noted that a number of significant goals had been achieved during the year, in addition to the established 1999 performance goals, including record revenue increases at the Company's operating segments, the successful operation of the Company as one of the leading out-of-home media companies in its first full year of operation after the Company's IPO, continued expansion of the TDI outdoor advertising business in Europe and the acquisition of Outdoor Systems, resulting in the Company becoming the largest outdoor advertising company in North America as well as one of the world's leading outdoor advertising companies.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     It is the Compensation Committee's policy to establish measurable, quantifiable performance targets in connection with incentive plans as part of the Company's performance and rewards compensation system for executive officers. In the case of annual incentives, the Compensation Committee establishes performance measures for that year's incentives that are designed to increase the shareholder value of the Company. In the case of stock options, the options only have value as the Company's stock price increases.

     Under the federal tax laws, beginning in 1994, compensation for certain individual executive officers ("covered executives") is not deductible to the extent that the officer's compensation for that year exceeds $1,000,000, after excluding qualifying performance-based compensation that meets certain specified criteria. The Compensation Committee believes, based on information currently available, that the Company's annual incentive awards and stock options to its covered executive officers (other than the special award paid to Mr. Karmazin for his performance during 1999 described above) will qualify for exclusion and not be subject to the $1,000,000 limitation. The Compensation Committee has reviewed and will continue to review tax consequences as well as other relevant considerations when making compensation decisions.

COMPENSATION COMMITTEE

     George H. Conrades, Chair
     Robert D. Walter

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Conrades and Walter, independent outside directors, were the sole members of the Compensation Committee during 1999. Also during 1999, no Compensation Committee interlocks existed.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The Company's Class A Common Stock commenced trading on the New York Stock Exchange on December 10, 1998. Set forth below is a line graph comparing the total returns (assuming reinvestment of any dividends) of the Company's Class A Common Stock, the Standard & Poor's 500 Stock Price Index ("S&P 500") and the Standard & Poor's Broadcasting Index ("S&P Broadcasting Index"). In addition, the line graph depicts the total return of the Company's Class A Common Stock from December 9, 1998, the date of the Company's IPO, to December 31, 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
       INFINITY CLASS A COMMON STOCK, S&P 500 AND S&P BROADCASTING INDEX

                                            INFINITY IPO             INFINITY               S&P 500            S&P BROADCASTING
                                            ------------             --------               -------            ----------------
12/9/98                                        100.00
12/10/98                                                              100.00                 100.00                 100.00
12/31/98                                                              118.70                 105.59                 112.39
12/31/99                                       176.52                 156.91                 127.81                 196.32

     *Assumes that the value of the investment in Infinity Class A Common Stock and in each index was $100 on December 9 or 10, 1998, as applicable, and that any dividends were reinvested.

2.   PROPOSAL TO APPROVE THE COMPANY'S EXECUTIVE ANNUAL INCENTIVE PLAN

     (Item 2 on proxy card)

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder (together, "Section 162(m)"), compensation paid to certain executive officers ("covered employees") in excess of $1,000,000 is not deductible by the Company unless such compensation is performance-based, as defined by Section 162(m), and certain other requirements are met. The Executive Annual Incentive Plan, as amended from time to time (the "Plan"), was adopted by the Board and approved by CBS (as the sole shareholder of Infinity) prior to the IPO. The Board is submitting the Plan for shareholder approval so that the award of annual incentives to covered employees will continue to comply with the requirements of Section 162(m).

     Because executive officers (who may also be members of the Board) are eligible to be designated as participants and to receive awards under the Plan, each of them has an interest in the adoption of this proposal.

SUMMARY OF THE PLAN

     The following is a general description of the principal features of the Plan. It is qualified in its entirety by reference to the complete text of the Plan, which is attached to the proxy statement as Exhibit A and is incorporated herein by reference.

     TERM. The Plan was effective as of December 7, 1998. The Plan has no fixed expiration date. However, because the Committee (as defined below) has discretion under the Plan to fix performance goals annually, current applicable law requires that the Plan be submitted to shareholders for approval every five years in order to continue to permit payment of incentives that qualify as performance-based compensation under Section 162(m).

     ADMINISTRATION. The Plan is administered by a committee ("Committee") of at least two outside directors (as defined under Section 162(m)). The Committee has the exclusive authority to interpret, administer, and make determinations under the Plan, including the exclusive authority to select participants and approve incentive awards under the Plan.

     PARTICIPANTS. Participation in the Plan is limited to key executives of the Company and/or its subsidiaries who are designated by the Committee as participants for a given performance period (a calendar year or other period designated by the Committee). Approximately 10 executives are currently eligible to be selected by the Committee. The granting of awards under the Plan is at the discretion of the Committee; therefore, it is not possible to indicate which executives will receive awards under the Plan or the amount of the awards. As in the past, it is anticipated that participants will generally be executive officers of the Company who could potentially be "covered employees" within the meaning of Section 162(m) and who do not receive annual incentives pursuant to a separate agreement.

     AWARDS. Under the Plan, the Committee will establish one or more objective performance goals for each year (or other performance period), based on one or more of the following criteria as applied to the relevant business unit or units, to a specified portion or portions of the Company or to the Company as a whole, or to any combination thereof: revenues; earnings before interest, taxes, depreciation and amortization ("EBITDA"); earnings before interest and taxes ("EBIT"); free cash flow; earnings per share; ratings; cost reductions; capital expenditures; and stock price. The Committee will also establish target and maximum incentive award opportunities for the performance period for each participant and will establish the objective formula or standard that the Committee will use to determine the amount of incentive compensation that may be payable, if and to the extent that the performance goals are achieved. Appropriate adjustments may be made by the Committee to reflect the impact of acquisitions, divestitures, changes in accounting standards, or unusual or extraordinary events. The maximum amount that any one participant can be awarded under the Plan for any given performance period is $10,000,000 (with an annual adjustment based on increases in the consumer price index).

     After the close of the performance period, the Committee will determine the extent to which the performance goal or goals have been achieved and incentive compensation that may be payable. The Committee then has the discretion to approve awards as it deems appropriate up to these amounts. That is, the Committee may exercise its discretion to reduce, but not to increase, the incentive award or awards that would be payable on the basis of the level of performance achieved.

     FORM OF PAYMENT; SHARES OF STOCK. Once the Committee has determined the amounts of any incentive awards, the Committee also determines the form of payment. Incentive awards can be paid in cash, shares of stock, stock options for or stock appreciation rights related to stock of the Company ("Stock Options" and "Stock Appreciation Rights"), other securities of the Company (including but not limited to derivative securities), or in any other form that the Committee may determine, or in any combination of such forms, and can be paid in one or more installments and/or on a deferred basis or on such other basis as the Committee may determine ("deferrals"), all as and on such terms and conditions as are set forth in the Plan and otherwise as the Committee determines. The maximum number of shares of stock subject to incentive stock options and Stock Options that may be issued under the Plan is 10,000,000 and the maximum number of such shares of stock subject to Stock Options and Stock Appreciation Rights granted to any one participant under the Plan in any one performance period is 1,000,000.

     As of March 23, 2000, the closing price of the Company's Class A Common Stock as reported on the New York Stock Exchange composite transactions tape was $35.8750.

     PAYMENT IN STOCK OPTIONS OR STOCK APPRECIATION RIGHTS. If the Committee decides that all or a portion of an incentive award will be paid in Stock Options or Stock Appreciation Rights, the number of Stock Options or Stock Appreciation Rights granted will be determined by dividing the amount of the award to be paid in the form of a grant of Stock Options or Stock Appreciation Rights by the value, as determined by the Committee, of a Stock Option or Stock Appreciation Right, as the case may be, of one share of stock on the relevant date.

     Stock Options or Stock Appreciation Rights granted under the Plan will be evidenced by a written agreement containing such terms and conditions as are set forth in the Plan and otherwise as the Committee from time to time determines. The exercise or reference price, however, will not be less than the fair market value of the stock on the Stock Option or Stock Appreciation Right grant date. Stock Appreciation Rights may be granted in tandem with or independent of Stock Options. Stock Appreciation Rights are only exercisable when the fair market value of the stock exceeds the reference price of the Stock Appreciation Right.

     FEDERAL INCOME TAX CONSEQUENCES -- STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Under the provisions of the Code and regulations promulgated thereunder, the federal income taxation of Stock Options and Stock Appreciation Rights granted under the Plan is generally as follows:

     Stock Options. No taxable income will be recognized by a participant upon the granting of a Stock Option. Upon the exercise of a Stock Option, however, the participant will generally recognize taxable compensation in the year of exercise in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The participant's tax basis in the shares will be the sum of the exercise price plus any income recognized upon exercise and the holding period will begin on the day after the tax basis is determined. At the time of any subsequent sale or other disposition of the shares, the participant will generally realize capital gain (or loss) equal to the difference between the amount received for the shares and the participant's tax basis in such shares. If certain requirements are met, any capital gain recognized on a subsequent sale of the shares will be taxed at a maximum rate of 20%.

     If previously owned shares are used to exercise a Stock Option, the participant will recognize taxable income in an amount equal to the sum of the fair market value of any shares received in excess of the number of previously owned shares and any cash received by the participant. The participant's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received on exercise. The tax basis of the additional shares will be equal, in the aggregate, to the taxable compensation recognized by the participant. The holding period will begin on the day after the tax basis of the shares is determined.

     Stock Appreciation Rights. No taxable income will be recognized by a participant upon the granting of a Stock Appreciation Right. Upon exercise of a Stock Appreciation Right, the amount of taxable compensation will be equal to the cash received and the fair market value (as of the date of exercise) of any shares issued to the participant in lieu of cash.

     Infinity Tax Deduction. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the amount the participant recognizes ordinary income under the rules described above. Tax deductions resulting from the exercise by participants of Stock Options or Stock Appreciation Rights granted by the Committee under the Plan are intended to qualify for the exclusion.

     The foregoing is a summary only and applies only to U.S. federal income taxes. The law on which the above discussion is based is subject to change at any time.

     OTHER PROVISIONS. In the event of a change in control, as defined and determined by the Committee, the Committee may deem all or part of any incentive award opportunities to have been earned and/or may waive or modify all or any part of any restrictions or conditions, all on such basis as the Committee determines, and incentive awards and outstanding derivative securities and deferrals may then be paid and Stock Options, Stock Appreciation Rights and other derivative securities may then be modified, all on such basis, at such time, in such form, and subject to such terms and conditions as the Committee may prescribe. During a participant's lifetime, payments or distributions under the Plan may be received only by the participant or his or her legal representative. Shares of restricted stock during the applicable restriction period, Stock Options, Stock Appreciation Rights, other derivative securities, rights to receive deferral payments and any other rights or benefits under the Plan are not transferable or assignable other than certain limited transfers on the participant's death, provided that the Committee, in its sole discretion, may permit the transfer of Stock Options (including any tandem Stock Appreciation Rights) to a limited class of permissible transferees (mainly the participant's immediate family). The shares available under the Plan and the terms of incentive award opportunities, Stock Options, Stock Appreciation Rights, other derivative securities and deferrals are subject to adjustment to reflect certain changes in the Company's stock and/or corporate structure. The Plan also provides for tax withholdings and for non-uniform determinations by the Committee, and also permits the Committee to accelerate the time at which all or any part of Stock Options, Stock Appreciation Rights and/or other derivative securities may be exercised or the time when all or any part of deferrals and/or derivative securities will be paid and permits the Company and its subsidiaries to compensate any key executives and/or employees under separate bonus or incentive plans or other compensation arrangements outside of the Plan.

     The Board of Directors or the Committee can amend the Plan from time to time; however, certain amendments to the material terms of the Plan would require shareholder approval for purposes of qualifying payments under the Plan under Section 162(m) of the Code. The Plan can be terminated or suspended at any time by the Board of Directors or the Committee.

     The persons named in the enclosed proxy card (Messrs. Karmazin and Suleman) have advised that they intend to vote to approve the Plan unless a contrary direction is indicated on the proxy card.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPANY'S EXECUTIVE ANNUAL INCENTIVE PLAN.

     The affirmative vote of a majority of the shares of Common Stock present, either in person or by proxy, and entitled to vote on the matter at the 2000 Annual Meeting, is required to approve the Plan. The Company has been advised that CBS Broadcasting, which owns all of the outstanding shares of Infinity's Class B Common Stock representing approximately 90.4% of the combined voting power of the shares of Common Stock outstanding as of March 8, 2000, intends to vote for the approval of the Executive Annual Incentive Plan. Accordingly, the affirmative vote of CBS Broadcasting is sufficient to approve the Executive Annual Incentive Plan.

3.   PROPOSAL TO APPROVE THE COMPANY'S 1998 LONG-TERM INCENTIVE PLAN

     (Item 3 on proxy card)

     Under Section 162(m), compensation paid to certain executive officers ("covered employees") in excess of $1,000,000 is not deductible by the Company unless such compensation is performance-based, as defined by Section 162(m), and certain other requirements are met. The 1998 Long-Term Incentive Plan, as amended from time to time (the "1998-Plan"), was adopted by the Board and approved by CBS (as the sole shareholder of Infinity) prior to the IPO. The Board is submitting the 1998-Plan for shareholder approval so that awards granted to covered employees will continue to comply with the requirements of
Section 162(m). The Board believes that the 1998-Plan provides an important means of attracting, retaining and motivating key management employees. The Board also believes that the 1998-Plan helps to foster and promote the long-term financial success of the Company and increase shareholder value.

     Because executive officers (who may also be members of the Board) are eligible to receive awards under the 1998-Plan, each of them has a personal interest in the adoption of this proposal.

SUMMARY OF THE 1998-PLAN

     The following general description of certain features of the 1998-Plan is qualified in its entirety by reference to the complete text of the 1998-Plan, which is attached to the proxy statement as Exhibit B and is incorporated herein by reference.

     TERM. The 1998-Plan was effective on December 7, 1998. The 1998-Plan has no fixed expiration date; however, no awards may be granted after December 6, 2008. Awards previously made may extend beyond that date and reload options provided for with respect to options outstanding prior to that date may continue.

     ADMINISTRATION. The 1998-Plan is administered by a committee or its authorized delegates, as appropriate ("Committee") of at least two outside directors (as defined under Section 162(m)). The Committee has the authority to interpret, administer and make determinations under the 1998-Plan, including the authority to select participants for the 1998-Plan and to make awards under the 1998-Plan.

     PARTICIPANTS. Participation in the 1998-Plan is limited to persons who are selected by the Committee and who are officers or salaried employees of the Company; its parent or their subsidiary corporations; or who are independent contractors of the Company at the time the award is granted. Approximately 600 executives would be eligible to be selected by the Committee for executive grants under the 1998-Plan. The granting of awards under the 1998-Plan is at the discretion of the Committee; therefore, it is not possible to indicate which employees may receive awards under the 1998-Plan or the amount of the awards. Stock options were granted under the 1998-Plan during 1999. See "Executive Compensation - Option Grants."

     TYPES OF AWARDS. Awards under the 1998-Plan may be in the form of any of the following: (A) Incentive Stock Options and Non-statutory Stock Options; (B) Stock Appreciation Rights and Participant Limited Stock Appreciation Rights; (C) Performance Awards; and (D) Restricted Stock and Restricted Units.

     SHARES AVAILABLE FOR AWARDS AND CLOSING QUOTATION. The maximum number of shares of the Company's Class A Common Stock or formula value stock, as described below (collectively referred to as "Stock") which may be issued for all purposes under the 1998-Plan (including Stock issued pursuant to the exercise of Incentive Stock Options) is 25,000,000, increased on January 1 of each calendar year from and including January 1, 2001 by 10,000,000. The maximum number of shares subject to options to purchase Stock, Stock Appreciation Rights and Participant Limited Stock Appreciation Rights under the 1998-Plan awarded to any one participant may not exceed 3,500,000 shares plus unused share amounts that could have been awarded to that participant in previous calendar years. The Company expects that the majority of the shares authorized by the 1998-Plan will be granted in the form of stock options based on its current assessment of business, accounting and tax issues.

     As of March 23, 2000, the closing price of the Company's Class A Common Stock as reported on the New York Stock Exchange composite transactions tape was $35.8750.

     STOCK OPTIONS. Options may be issued to purchase either the Company's Class A Common Stock or formula value stock. Formula value stock would be a special class or classes of stock, the value of which is derived from a formula established by the Committee which reflects financial measures determined by the Committee. The Committee may award Incentive Stock Options and Non-statutory Stock Options. Each award of a Stock Option will be evidenced by a written agreement in such form and containing such terms and conditions as the Committee may require. The options shall become exercisable at such time or times as the Committee may specify. The Committee may at any time accelerate the time at which any option may be exercised and may also provide for the deferral of delivery of any shares for which the option may be exercisable until a specified date or dates. The purchase price for the Stock under each option will not be less than the fair market value of the stock on the date the option is awarded. Subject to certain restrictions, the Committee can amend or cancel existing stock options or other awards. If a participant's service with the Company terminates other than as a result of retirement, death or disability, or with the Committee's consent, then all outstanding Stock Options terminate immediately.

     The Committee may also grant "reload" options to participants who use currently-owned stock to exercise an option. The net shares obtained by the participant must be held for one year. The reload option will be to purchase, at fair market value as of the date the original option was exercised, a number of shares of stock equal to the number of whole shares used by the participant to exercise the original option. The reload option will be exercisable only until the date of expiration of the original option, and it may contain additional terms and conditions as the Committee may require. The Committee may cancel any reload feature.

     If so provided in the stock option agreement, in the event of a change in control of the Company, as defined in the 1998-Plan, the Company will have the right (a "Company Limited Right") to cancel any portion of an unexercised option (whether vested or nonvested) in exchange for a cash payment equal to the number of shares of Class A Common Stock as to which the option remains unexercised multiplied by the excess over the related option exercise price of the higher of
(i) the highest gross price paid or to be paid for a share involved in the change in control, or (ii) the highest reported closing sale price of a share of the Company's Class A Common Stock on the New York Stock Exchange, in each case during the sixty-day period before the date on which the Company Limited Right is exercised. The Company Limited Right may be exercised at any time during the thirty-day period following the occurrence of a change in control.

     STOCK APPRECIATION RIGHTS. A stock appreciation right ("SAR") entitles a participant to a payment in cash or Stock, as determined by the Committee, generally equal to the appreciation in the fair market value of the Stock between the date of exercise and the date the SAR was granted. The Committee may also place limits on the amount of this payment. SARs may be awarded in connection with stock options ("Tandem SARs") or independently of options ("Independent SARs"). SARs will be evidenced by either a stock option agreement or a separate written agreement in such form and containing such terms and conditions as the Committee may determine.

     Except as otherwise provided, Tandem SARs are exercisable only at the same time, to the same extent and subject to the same conditions as the related option is exercisable, and only when the fair market value of the Stock to which it relates exceeds the option exercise price. Exercise of a SAR cancels the related option. Independent SARs become exercisable on such conditions as the Committee may specify.

     Except as otherwise provided, all SARS will automatically be exercised on the last trading day prior to the expiration date set by the Committee at the time of the award for the SAR, or in the case of a Tandem SAR, for the related option, so long as exercise on such date will result in a payment to the participant. Unless otherwise determined by the Committee, no SAR shall become exercisable or will be automatically exercised for six months following the date on which it was granted or the effective date of the 1998-Plan, whichever is later and each SAR shall expire on the first to occur of: (i) the expiration date set by the Committee at the time of an award, (ii) the termination of the related option in the case of Tandem SARs, (iii) expiration of the six-month period following the participant's termination of service to the Company with the consent of the Committee or as a result of his or her death, disability or retirement, or (iv) the participant ceasing to be an eligible person for any other reason.

     PARTICIPANT LIMITED RIGHTS. The Committee may award Participant Limited Stock Appreciation Rights ("Participant Limited Rights") to the holder of a stock option. A Participant Limited Right may be exercised only during the thirty-day period beginning on the first day following a change in control of the Company, as defined in the 1998-Plan, and only when the fair market value of the stock exceeds the option exercise price of the related option. Upon the exercise of a Participant Limited Right, the holder shall receive cash equal to the product of the number of shares of Class A Common Stock as to which such Participant Limited Rights are being exercised multiplied by the excess over the related option exercise price of the higher of (i) the highest gross price paid or to be paid for a share involved in the change in control, or (ii) the highest reported closing sale price of a share of the Company's Class A Common Stock on the New York Stock Exchange, in each case during the sixty-day period before the date on which the Participant Limited Right is exercised. Each Participant Limited Right shall be exercisable only to the same extent that the related option is exercisable and in no event after termination of the related option. Upon the exercise of Participant Limited Rights, the related option shall be considered to have been exercised to the same extent. Upon exercise or termination of the related option, the Participant Limited Rights with respect to such option shall be considered to have been exercised or terminated.

     PERFORMANCE AWARDS. The Committee may, upon such terms and conditions as it determines, grant Performance Awards which provide for the recipient to receive cash or stock or a combination thereof (as determined by the Committee) following the attainment of performance goals that the Committee may deem appropriate. Regardless of the degree to which performance goals are attained, the awards will be paid only when, if and to the extent that the Committee determines to make such payment.

     The Committee will also have the authority at the time any other type of award is granted under the 1998-Plan to impose the condition (in addition to other conditions) that performance goals be met prior to the participant's realization of any payment or benefit under the award.

     RESTRICTED STOCK AND RESTRICTED UNITS. The Committee may make Restricted Stock Awards with a restriction period and such other terms and conditions as it may prescribe. A certificate representing the number of shares of common stock of the Company designated as a Restricted Stock Award is registered in the recipient's name, but deposited with the Company along with a stock power endorsed in blank. The Committee may also make Restricted Unit Awards which are awards of a contractual right to receive Stock (or, at the discretion of the Committee, cash in an amount based on the fair market value of the Stock, or a combination of Stock and cash) which would become vested and nonforfeitable upon the completion of a period of service determined by the Committee. Awards of Restricted Stock and Restricted Units will be evidenced by a written agreement in such form and containing such terms and conditions as the Committee may determine. Except as otherwise provided, shares of Restricted Stock and Restricted Units may not be sold, assigned, transferred, pledged or otherwise encumbered. Subject to such transfer restrictions, the recipient of Restricted Stock will have the rights of an owner of the shares during the restriction period. Upon expiration of the restriction period and satisfaction of any other conditions of the award, or waiver by the Committee, the Restricted Stock will be redelivered to the participant or, in the case of Restricted Units, the Company will pay out such units as provided in the Restricted Unit agreement.

     The Committee may provide that dividends with respect to Restricted Stock be accumulated during the restriction period and be subject to the same forfeiture provisions as the Restricted Stock. The Committee will also determine whether, and to what extent, dividends are to be paid to a recipient of Restricted Units.

     Unless otherwise determined by the Committee, in the event a participant's service with the Company is terminated due to death, disability or retirement or with the consent of the Committee, the restrictions on the Restricted Stock or Restricted Units will lapse with respect to such number of shares or units as are determined by the Committee, with any remaining shares or units being forfeited. In the event a participant's employment is terminated for any other reason, all Restricted Stock or Restricted Unit Awards will be forfeited.

     DEFERRAL. The Committee may designate certain awards or types of awards as eligible for deferral, and a participant may elect to defer payment of such awards within such limits and subject to such terms and conditions as the Committee may establish. Deferred awards are deemed to have been awarded in cash and the cash deferred. Payment of deferred amounts may be in cash, Stock, or a combination thereof, at the Committee's discretion, and at such times as the Committee may determine.

     FEDERAL INCOME TAX CONSEQUENCES. Under the provisions of the Code and regulations promulgated thereunder, the federal income taxation of Options, SARs, Performance Awards, Restricted Stock and Restricted Units granted under the 1998-Plan is generally as follows:

     Non-statutory Stock Options. No taxable income will be recognized by a participant upon the granting of a Non-statutory Stock Option (including a "reload option"). Upon the exercise of a Non-statutory Stock Option, however, the participant will recognize taxable compensation in the year of exercise in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The participant's tax basis in the shares will be the sum of the option price plus any income recognized upon exercise and the holding period will begin on the day after the tax basis is determined.

     At the time of any subsequent sale or other disposition of the shares, the participant will realize capital gain (or loss) equal to the difference between the amount received for the shares and his or her tax basis in such shares. If certain requirements are met, any capital gain recognized on a subsequent sale of the shares will be taxed at a maximum rate of 20%. The capital gain or loss will be long-term or short-term, depending on the participant's holding period for such shares.

     SARs and Performance Awards. No taxable income will be recognized by a participant upon the granting of an SAR (including a Participant Limited Right) or Performance Award. Upon exercise of an SAR or the receipt of a payment with respect to a Performance Award, the amount of taxable compensation will be equal to the cash received and the fair market value (as of the date of exercise for an SAR or of receipt for a Performance Award) of any shares issued to the participant in lieu of cash.

     Participants who elect under the terms of the 1998-Plan to defer receipt of Performance Awards by participating in the deferral provisions of the 1998-Plan will, on the basis of existing court decisions, not recognize federal taxable income (with exception of FICA and Medicare taxes) until payment of the putative convertible debentures is made to the participant, at which time the payments will be treated as ordinary taxable income in the same manner as described above.

     Incentive Stock Options. Under present federal income tax law and regulations promulgated thereunder, there generally will be no federal income tax consequences (other than those relating to the Alternative Minimum Tax) to either the Company or a participant when an Incentive Stock Option is granted or exercised. There are, however, federal income tax consequences when the stock is disposed of through a sale or otherwise. If a participant retains the shares acquired upon exercise of an Incentive Stock Option for the requisite holding period, any gain or loss realized by the participant upon a subsequent disposition will constitute long-term capital gain or loss, measured by the difference between the amount realized on the disposition and the option price paid for the stock. The requisite holding period is the later of two years after an Incentive Stock Option is granted or more than one year after the shares are transferred to the participant. If the participant disposes of the shares prior to the expiration of the requisite holding period (a "Disqualifying Disposal"), taxable compensation will be recognized by the participant in an amount equal to the excess of the fair market value or the shares at the time of exercise over the option price paid for the shares. Any gain that is recognized in excess of the ordinary income recognized on disposition is taxed as capital gain, which will be long-term or short-term depending upon the participant's holding period. If the amount realized upon a sale or exchange is less than the fair market value of the stock at the time of exercise of the option, the amount of compensation income recognized by the participant is limited to the amount realized upon such sale or exchange over the option price. If the proceeds received upon a disqualifying disposition are less than the option price, the participant will recognize either a long-term or short-term capital loss depending on how long the shares are held before disposition. In general, if a participant makes a

Disqualifying Disposition, the Company is entitled to a tax deduction in the year and in an amount equal to the compensation income recognized by the participant.

     Stock Swaps. If previously owned shares are used to exercise Non-statutory Stock Options, the participant will recognize taxable income (a) to the extent that property other than the shares subject to the Non-statutory Stock Option, including money, is received by the participant in the exchange and (b) in an amount equal to the fair market value of any shares received in excess of the number of previously owned shares. The participant's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received on exercise. The tax basis of the additional shares will be equal, in the aggregate, to the taxable compensation recognized by the participant. The holding period will begin on the day after the tax basis of the shares is determined. However, if the previously owned shares had been acquired on the exercise of an Incentive Stock Option and the holding period requirement for those shares was not satisfied at the time they were used to exercise this option, such use would constitute a disposition of such previously owned shares resulting in the recognition of ordinary income as described above.

     Restricted Stock. No income tax will result to a participant upon the receipt of shares of Restricted Stock under the 1998-Plan. When the restrictions on ownership and transferability lapse and the shares of Restricted Stock vest, the participant will recognize compensation income in an amount equal to the fair market value of the Restricted Stock on the date of vesting. However, the participant may make an election within 30 days of the date of grant under
Section 83(b) of the Code to recognize the fair market value of the Restricted Stock as taxable income at the time of grant. If, however, the restrictions on transferability are not satisfied and the shares are forfeited, no taxable loss will be recognized. Dividends paid to a participant on Restricted Stock prior to vesting are taxable as compensation income in the year received.

     At the time of any subsequent sale or other disposition of the shares, the participant will realize capital gain (or loss) equal to the difference between the amount received for the shares and his or her basis in such shares. The participant's basis in the shares will be equal to the amount of compensation income recognized in connection with the vesting of the Stock. The capital gain or loss will be long-term or short-term, depending on the participant's holding periods for such shares.

     Restricted Units. No taxable income will be recognized by a participant upon the granting of a Restricted Unit. When the restrictions on ownership and transferability lapse and the shares of Stock (or in the discretion of the Committee, cash in an amount based on the fair market value of the Stock, or a combination of Stock and cash), the Participant will recognize compensation income in an amount equal to any cash received plus the fair market value of the Stock on the date of vesting. Dividends paid to a participant on Restricted Stock prior to vesting are taxable as compensation income in the year received.

     Infinity Tax Deduction. Generally, the Company will be entitled to a deduction for federal income tax purposes in the year and in an amount equal to the compensation income recognized by the participant under the rules described above. Section 162(m) places a $1,000,000 cap on the amount of compensation paid to certain executives that may be deducted by the Company. However, excluded from the $1,000,000 deduction limitation are certain shareholder approved performance-based compensation plans, provided certain conditions are met. 1999 tax deductions resulting from the exercise by participants of non-statutory options granted by the Committee under the Plan are intended to qualify for the exclusion.

     The foregoing is a summary only and applies only to United States federal income taxes. The law on which the above discussion is based is subject to change at any time.

     OTHER PROVISIONS. In the event that the Committee has determined that a change in control, as defined in the 1998-Plan, has occurred, then, notwithstanding any other provision of the 1998-Plan, if so provided in the respective stock option agreements, all Options, Company Limited Rights and, subject to certain exercise provisions, Participant Limited Rights (but not stock appreciation rights) become immediately exercisable, all Performance Awards may be deemed earned on such basis as the Committee may determine and may be paid or deferred, all Restricted Stock and Restricted Unit Awards may be deemed earned and restricted periods may be deemed expired on terms determined by the Committee, and all amounts deferred under the 1998-Plan may be paid on such terms as the Committee may determine. Unless the Committee determines otherwise, the rights of a participant with respect to any award under the 1998-Plan, other than Participant Limited Rights, are subject, to the condition that the participant not engage in any business activity competitive with any business conducted by the Company and that the participant be available for consultation at management's request. No Option, SAR, Performance Award, Restricted Stock, Restricted Unit or deferred amount under the 1998-Plan shall be transferable by a participant other than by will or laws of descent and distribution or, if permitted by the Company, by transfer to a properly designated beneficiary in the event of death; provided, however, that the Committee may, in its sole discretion and subject to the terms and conditions it determines, permit the transfer of a Non-Statutory Stock Option to a Permissible Transferee (as defined in the 1998-Plan). The 1998-Plan also provides for adjustments upon certain changes in the Stock and/or the corporate structure of the Company, for tax withholdings and for non-uniform determinations by the Committee.

     The Board of Directors or the Committee may at any time amend, suspend or terminate the 1998-Plan provided no amendment shall, without shareholder approval, effectuate a change for which shareholder approval is required for the 1998-Plan to continue to qualify under Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     The persons named in the enclosed proxy card (Messrs. Karmazin and Suleman) have advised that they intend to vote to approve the 1998-Plan unless a contrary direction is indicated on the proxy card.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE ADOPTION OF THE 1998 LONG-TERM INCENTIVE PLAN.

     The affirmative vote of a majority of the shares of Common Stock present, either in person or by proxy, and entitled to vote on the matter at the 2000 Annual Meeting, is required to approve the 1998 Long-Term Incentive Plan. The Company has been advised that CBS Broadcasting, which owns all of the outstanding shares of Infinity's Class B Common Stock representing approximately 90.4% of the combined voting power of the outstanding shares of Common Stock, intends to vote for the approval of the 1998 Long-Term Incentive Plan. Accordingly, the affirmative vote of CBS Broadcasting is sufficient to approve the 1998 Long-Term Incentive Plan.

NEW PLAN BENEFITS

     As indicated above, the granting of awards under each of the Executive Annual Incentive Plan and the 1998 Long-Term Incentive Plan (collectively, the "Plans") is subject to the discretion of the Committees administering the Plans. Therefore, as of the date of this proxy statement, benefits or awards that will be received by or allocated to persons under the Plans in the future are not presently determinable. The following table sets forth the awards made under the Executive Annual Incentive Plan in 1999 and the total number of options granted under the 1998 Long-Term Incentive Plan to each of the following persons:

                                                Executive Annual      1998 Long-Term
                                                 Incentive Plan       Incentive Plan
                                                ----------------   ---------------------
                                                                     Number of Shares
              Name and Position                 Dollar Value ($)   Subject to Options(1)
----------------------------------------------------------------------------------------
M. Karmazin, Chairman, President and Chief
Executive Officer                                  $6,000,000              843,718

F. Suleman, Executive Vice President, Chief
Financial Officer and Treasurer                    $1,125,000              252,051

D. Mason, Vice President, Infinity and
President Infinity Radio Group                     $  750,000              202,051

W. Apfelbaum, Chairman and Chief Executive
Officer, TDI Worldwide, Inc.                       $2,000,000              102,051

Executive Officer Group                            $9,875,000            1,399,871

Non-Executive Director Group(2)                             0                    0

Non-Executive Officer Employee Group(3)                     0            4,227,500
----------------------------------------------------------------------------------------

(1) Neither the director nominee nor any associate of any director, director nominee or executive officer received options pursuant to the 1998 Long-Term Incentive Plan. In addition, except as set forth above, no other person received or is to receive 5% of the options issued pursuant to the 1998 Long-Term Incentive Plan.

(2) Non-employee directors are not eligible to participate in the Executive Annual Incentive Plan or the 1998 Long-Term Incentive Plan.

(3) Employees who are not executive officers of the Company are not eligible to participate in the Executive Annual Incentive Plan.

VOTING INFORMATION

     Under Delaware law and the Company's Restated Certificate and bylaws, the presence of a quorum is required to transact business at the 2000 Annual Meeting of Shareholders. A quorum is defined as the presence, either in person or by proxy, of a majority of the combined voting power of the outstanding shares of Common Stock entitled to vote in the election of directors at the meeting. Abstentions, votes withheld from director nominees and broker-dealer non-votes will be counted for purposes of determining a quorum.

     Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes will be elected directors. Under applicable Delaware law, abstentions from voting on the election of directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote. The affirmative vote of a majority of the shares of Common Stock present, either in person or by proxy, and entitled to vote is required for the approval of the Company's Executive Annual Incentive Plan and the 1998 Long-Term Incentive Plan. Under applicable Delaware law, in determining whether the approval of the Company's Executive Annual Incentive Plan or approval of the 1998 Long-Term Incentive Plan has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and, therefore, will have the same effect as a vote against the proposal.

SHAREHOLDER PROPOSAL SUBMISSIONS FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

     To be considered for inclusion in the proxy materials relating to the 2001 Annual Meeting of Shareholders, shareholder proposals should be sent to the Secretary and must be received at the principal executive offices of Infinity on or before November 30, 2000.

SOLICITATION OF PROXIES

     This solicitation of proxies is made on behalf of the Board of Directors of the Company. Solicitation will be by mail, except for any personal solicitation made orally or in writing by or under the direction of directors, officers or employees of Infinity. The cost of solicitation, including the cost of any such personal solicitation, will be paid by the Company. Infinity may request persons such as brokers, nominees and fiduciaries holding stock in their names to forward proxy materials to the beneficial owners, and it will reimburse such persons for their reasonable expenses incurred in doing so.

     A shareholder giving a proxy has the power to revoke the proxy by delivering a later dated and signed proxy or written notice of revocation to the Secretary prior to the time voting is declared closed or by attending the meeting and voting in person. All proxies will be voted if properly signed, received by the Secretary prior to the time voting is declared closed and not revoked prior to that time.

     As of the time of preparation of this proxy statement, the Board knows of no matter, other than those described in this proxy statement, that will be presented at the 2000 Annual Meeting of Shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

     March 30, 2000

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                                       37

                                                                       EXHIBIT A

                       INFINITY BROADCASTING CORPORATION
                        EXECUTIVE ANNUAL INCENTIVE PLAN

SECTION 1. PURPOSE

     1.1 The purpose of the Infinity Broadcasting Corporation Executive Annual Incentive Plan is to provide competitive annual or other incentive opportunities that foster and promote the financial success of the Company by: (a) aiding the Company in attracting and retaining key executives of outstanding ability; (b) strengthening the Company's capability to develop, maintain and direct a competent management team; and (c) motivating key executives who are in a position to contribute materially to the success of the Company to achieve measurable performance goals. The Plan is intended to permit the Company to pay to Participants who are Covered Employees annual incentives that qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and that are fully deductible by the Company under the Code.

     1.2 Certain terms used in the Plan are defined in Section 10.

SECTION 2. EFFECTIVE DATE

     2.1 The Plan is effective as of December 7, 1998, as amended.

SECTION 3. ELIGIBILITY; SELECTION FOR PARTICIPATION

     3.1 Participation in the Plan will be limited to key executives of the Company and/or its subsidiaries who are designated by the Committee as Participants for a given Performance Period. In making this designation, the Committee may give consideration to the functions and responsibilities of the executive, his or her past, present and potential contributions to the Company, and such other factors as the Committee deems relevant.

SECTION 4. AWARDS

     4.1 The Committee may award incentives to Participants with respect to Performance Periods, subject to the terms and conditions set forth in the Plan.

     4.2 The Committee will establish one or more objective performance goals for a given Performance Period. Such performance goal or goals will be based on one or more of the following business criteria, as applied to the relevant business unit or units, to a specified portion or portions of the Company, to the Company as a whole, or to any combination thereof: revenues; earnings before interest, taxes, depreciation and amortization ("EBITDA"); earnings before interest and taxes ("EBIT"); free cash flow; earnings per share; ratings; cost reductions; capital expenditure; and stock price.

     4.3 The Committee will also establish target and maximum incentive award opportunity amounts for each Participant for the given Performance Period and the objective formula or standard that will be used by the Committee to determine the amount of incentive compensation that may be payable to such Participant under the Plan if and to the extent that the established performance goal or goals are achieved; provided, however, that in no event may the maximum incentive award opportunity or the maximum incentive award for any one Participant for any Performance Period exceed the amount of ten million dollars ($10,000,000). This maximum amount will be adjusted annually to reflect increases in the Consumer Price Index-U published by the Bureau of Labor Statistics, or any successor to such index, for each twelve-month period commencing January 1.

     4.4 After the close of the Performance Period, the Committee will determine the extent to which the preestablished performance goal or goals for that Performance Period have been achieved and the extent to which incentive compensation for each Participant would be payable based on such performance and the preestablished formula or method. Regardless of the degree to which a performance goal or goals are achieved, incentive awards under the Plan will be paid only when and if the Committee, in its sole discretion, determines to approve the award or awards. The Committee, in its sole discretion, may reduce (but may not increase) the amount which would otherwise be payable as incentive compensation based on the extent to which the preestablished performance goal or goals have been achieved and the preestablished formula or method, in which case the Participant will receive only the reduced amount as an incentive award, which may be zero, even if the performance goal or goals were achieved.

     4.5 Appropriate adjustments may be made by the Committee in performance goals, target and maximum incentive award opportunities, formulas or standards, and/or in the measurement of the extent of achievement of performance goals to reflect the impact of acquisitions, divestitures, changes in accounting standards, or unusual or extraordinary events.

SECTION 5. FORM OF PAYMENT; SHARES OF STOCK

     5.1 The Committee will also determine the time, form and manner of payment of any incentive awards it may approve for payment under the Plan. Incentive awards may be paid in cash, in shares of Stock, in Stock Options, in Stock Appreciation Rights, in other Derivative Securities, in other securities of the Company, or in any other form that the Committee may determine, or in any combination of such forms, and may be paid in one or more installments and/or on a deferred basis or on such other basis as the Committee may determine ("deferrals"), all on such terms and conditions as are set forth in the Plan and otherwise as the Committee may from time to time determine.

     5.2 The maximum number of shares of Stock subject to incentive stock options and Stock Options that may be issued under the Plan is ten million (10,000,000); and the maximum number of such shares of Stock subject to Stock Options and Stock Appreciation Rights granted to any one Participant under the Plan in any one Performance Period is one million (1,000,000); in each case subject to adjustment and substitution as set forth in this Section 5.

     5.3 Shares of Stock issued under the Plan may be in whole or in part authorized and unissued or treasury shares of Stock. No fractional shares will be issued, and the Committee will determine the manner in which fractional share value will be treated.

     5.4 Any shares of Stock that are issued pursuant to the Plan and are subsequently forfeited, any shares of Stock subject to a Stock Option, Stock Appreciation Right and/or other Derivative Security which is canceled or terminates without any shares having been issued pursuant thereto, any shares of Stock tendered by a Participant to pay the Exercise Price of a Stock Option or other Derivative Security, and any shares of Stock tendered or withheld to satisfy withholding tax requirements will automatically become available again for use under the Plan; provided, however, this Section 5.4 will apply only to the 10,000,000 share limit set forth in Section 5.2 (as adjusted in accordance with the Plan).

     5.5 If there is any change in the Stock and/or the corporate structure of the Company, through merger, consolidation, division, share exchange, combination, reorganization, recapitalization, stock dividend, stock split, spin-off, split-up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments may be made by the Committee (or, if the Company is not the surviving corporation in any such transaction, by the board of directors (or a committee thereof consisting solely of Outside Directors) of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Stock Options, Stock Appreciation Rights and other Derivative Securities or which may be issued under outstanding deferrals. Appropriate adjustments may also be made by the Committee in the terms of any incentive award opportunities under the Plan to reflect such changes and to modify any of the terms of any outstanding Stock Options, Stock Appreciation Rights or other Derivative Securities or deferrals.

SECTION 6. PAYMENT IN STOCK OPTIONS OR STOCK APPRECIATION RIGHTS

     6.1 The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, determine that an incentive award or a portion of an incentive award will be paid in the form of Stock Options or Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with Stock Options or independently of Stock Options. The number of Stock Options or Stock Appreciation Rights will be determined by dividing the amount of the incentive award to be paid in the form of Stock Options or Stock Appreciation Rights by the value, as determined by the Committee, of a Stock Option or Stock Appreciation Right, as the case may be, for one share of Stock on the relevant date.

     6.2 All Stock Options and all Stock Appreciation Rights will be evidenced by a signed written agreement, with any amendments thereto, containing such terms and conditions as are set forth in the Plan and otherwise as the Committee may from time to time determine. Stock Appreciation Rights granted in tandem with Stock Options will be evidenced by the Stock Option agreement. The Committee may also at any time and from time to time provide for the deferral of delivery of any shares and/or cash for which the Stock Option or Stock Appreciation Right may be exercisable until a date or dates and subject to terms and conditions determined by the Committee.

     6.3 The purchase price per share of Stock under each Stock Option and the reference price per share of the Stock to which a Stock Appreciation Right relates (in either case, "Exercise Price") will not be less than the Fair Market Value of such Stock on the date the Stock Option is granted. A Stock Appreciation Right may be exercised only when the Fair Market Value of the Stock to which it relates exceeds the Exercise Price.

     6.4 The holder of a Stock Option, Stock Appreciation Right or other Derivative Security will not have any of the rights of a shareholder with respect to any shares of Stock that may be subject or relate thereto unless and until such shares are issued by the Company following its exercise or otherwise.

SECTION 7. ADMINISTRATION

     7.1 Subject to the terms of the Plan, the Committee will have the sole and complete authority: (a) to designate Participants, to approve incentive awards, to determine the time, form and manner of payment of any incentive awards it may approve, and to impose such limitations, restrictions and conditions thereon as the Committee deems appropriate; (b) to interpret the Plan and the terms of any document relating to the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (c) to accelerate the time at which all or any part of Stock Options, Stock Appreciation Rights and/or other Derivative Securities may be exercised or the time when all or any part of deferrals and/or Derivative Securities will be paid; (d) to otherwise amend or cancel incentive award opportunities, Stock Options, Stock Appreciation Rights or other Derivative Securities or deferrals under the Plan in whole or in part, except that the Committee may not, unless otherwise provided in the Plan or unless the Participant affected thereby consents, take any action under this clause that would adversely affect the rights of such Participant with respect to outstanding Stock Options, Stock Appreciation Rights or other Derivative Securities or deferrals under the Plan, and except that the Committee may not, unless otherwise provided in the Plan, take any action to amend any outstanding Stock Option or Stock Appreciation Right under the Plan in order to decrease the Exercise Price of such Stock Option or Stock Appreciation Right; and (e) to make all other determinations and to take all other actions necessary or advisable for the interpretation, implementation and administration of the Plan.

     7.2 The Committee's determinations on matters within its authority will be conclusive and binding upon the Company and all other persons unless and until the Committee determines otherwise.

SECTION 8. GENERAL PROVISIONS

     8.1 No employee or other person will have any claim or right to be designated as a Participant or to receive an incentive award under the Plan. Participation in the Plan will not be construed as a right to employment or other relationship(s) with the Company and/or its subsidiaries, and the Company retains the right to terminate the employment or other relationship(s) of an individual with the Company and/or its subsidiaries for any reason, with or without cause.

     8.2 During a Participant's lifetime, payments or distributions under the Plan may be received only by the Participant or his or her legal representative. Shares of restricted Stock during the applicable restriction period, Stock Options, Stock Appreciation Rights, other Derivative Securities, rights to deferral payments and any other rights or benefits under the Plan will not be transferable or assignable by a Participant other than by will, by the applicable laws of descent and distribution, or, if permitted by the Committee, by transfer to a Properly Designated Beneficiary in the event of death; provided, however, that the Committee may, in its sole discretion, permit the transfer of Stock Options (including any tandem Stock Appreciation Rights) by a Participant to Permissible Transferees, subject to such terms and conditions as the Committee may determine. Any transfer or assignment contrary to these provisions will be null and void.

     8.3 The Company will collect, through withholdings or otherwise, an amount sufficient to satisfy all applicable statutory federal, state and local withholding tax requirements with respect to payments made pursuant to the Plan.

     8.4 The Committee's determinations under the Plan, including without limitation, (a) the selection of Participants, (b) the form, amount, timing and payment of incentive awards, (c) the terms and provisions of incentive awards and the payment thereof, and (d) any agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, incentive awards, whether or not such Participants are similarly situated.

     8.5 The Committee may, but need not, establish or authorize the establishment of procedures not inconsistent with Section 8.2 under which a Participant may designate a beneficiary or beneficiaries in the event of the Participant's death.

     8.6 The Company will not be required to establish any special or separate fund or to segregate any assets for purposes of the Plan.

     8.7 Nothing contained in the Plan will be deemed to limit or restrict the right of the Company and its subsidiaries to compensate any of their key executives and/or employees in whole or in part under separate bonus or incentive plans or other compensation arrangements.

     8.8 The Plan and all agreements or other documents relating to the Plan will be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

SECTION 9. CHANGE IN CONTROL

     9.1 Upon the determination of the Committee that a change in control has occurred for purposes of the Plan, the Committee may deem all or any part of any incentive award opportunity to have been earned on such basis as the Committee may determine, and incentive awards and outstanding Derivative Securities and deferrals may then be paid and Stock Options, Stock Appreciation Rights and other Derivative Securities may then be modified, and all or any part of any restrictions or conditions may be waived or modified, all on such basis, at such time (which may, in the case of incentive awards, be prior to the end of the Performance Period), in such form and subject to such terms and conditions as the Committee may prescribe.

SECTION 10. CERTAIN DEFINITIONS

     10.1 The following terms or phrases will have the meanings set forth below.

     - "Board" means the Board of Directors of the Company.

     - "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes. Reference to any specific Code section will include any successor section.

     - "Committee" means the Compensation Committee of the Board (or a subcommittee thereof) or any successor committee (or a subcommittee thereof) established by the Board; provided, however, the Committee must consist of at least two members and each member of the Committee must be an Outside Director.

     - "Company" means Infinity Broadcasting Corporation, a Delaware corporation, and any successor thereto.

     - "Covered Employee" means a person who is a covered employee within the meaning of Section 162(m) of the Code and regulations promulgated thereunder.

     - "Derivative Security" means a derivative security with respect to an equity security of the Company, where "derivative security" has the meaning set forth in Rule 16a-1(c) under the Exchange Act, as such rule may be amended from time to time, or any successor rule.

     - "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     - "Exercise Price" has the meaning assigned to it in Section 6.3.

     - "Fair Market Value" means the mean of the high and low prices of the Stock as reported by the Composite Tape of the New York Stock Exchange (or such successor reporting system as may be selected by the Committee) on the relevant date or, if no sale of the Stock has been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported sales.

     - "Immediate Family" has the meaning set forth in Rule 16a-1(e) under the Exchange Act, as such rule may be amended from time to time, or any successor rule.

     - "Outside Director" means an outside director as that term is defined by
       Section 162(m) of the Code and regulations promulgated thereunder.

     - "Participant" means a key executive of the Company and/or its subsidiaries who is designated by the Committee as a Plan participant for a given Performance Period in accordance with Section 3.1.

     - "Performance Period" means a calendar year or other fiscal year of the Company or other longer or shorter period designated by the Committee with respect to which incentive awards may be paid.

     - "Permissible Transferee" means any of the following: (1) a member of the Participant's Immediate Family; (2) a trust solely for the benefit of the Participant and/or the Participant's Immediate Family; and (3) a partnership or limited liability company whose only partners or members, as the case may be, are the Participant and/or Permissible Transferees as otherwise identified in this definition.

     - "Plan" means the Company's Executive Annual Incentive Plan, as amended from time to time.

     - "Properly Designated Beneficiary" means a beneficiary or beneficiaries designated by a Participant pursuant to Section 8.5 in the event of the Participant's death, if such designation is permitted by the Committee.

     - "Stock" means the Class A Common Stock and any other equity stock of the Company, other than Class B Common Stock.

     - "Stock Appreciation Right" means a right to receive, on exercise, an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined by reference to appreciation in Stock value.

     - "Stock Option" means a non-statutory stock option (that is, a Stock Option which is not an incentive stock option as defined in Section 422(b) of the Code) to purchase shares of Stock for the purchase price set forth in the relevant Stock Option Agreement, all in accordance with the terms of the Plan.

     10.2 Except where otherwise indicated by the context, references to sections will mean the Sections of the Plan and the definition of any term herein in the singular will also include the plural. Section or subsection headings are inserted for convenience only. Such headings will not affect the meaning of any of the provisions of the Plan and will not be deemed a part of the Plan.

SECTION 11. AMENDMENT, SUSPENSION AND/OR TERMINATION OF PLAN

     11.1 The Board of Directors or the Committee may at any time and from time to time amend the Plan, in whole or in part, for any purpose, or may at any time or from time to time suspend or terminate the Plan.

                                                                       EXHIBIT B

                       INFINITY BROADCASTING CORPORATION
                         1998 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I
                                    GENERAL

1.1  PURPOSE

     The purposes of the 1998 Long-Term Incentive Plan, as amended from time to time (the "Plan"), for key personnel of Infinity Broadcasting Corporation ("Corporation") and its subsidiaries (the Corporation and its subsidiaries severally and collectively referred to in the Plan as the "Company") are to foster and promote the long-term financial success of the Company and materially increase stockholder value by (i) attracting and retaining key personnel of outstanding ability, (ii) strengthening the Company's capability to develop, maintain and direct a competent management team, (iii) motivating key personnel, by means of performance-related incentives, to achieve long-range performance goals, (iv) providing incentive compensation opportunities competitive with those of other major companies and (v) enabling key personnel to participate in the long-term growth and financial success of the Company.

1.2  ADMINISTRATION

     (a) The Plan will be administered by a committee of the Board of Directors of the Corporation ("Committee") which will consist of two or more members. Each member will be a "non-employee director," as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended, or any successor rule, and an "outside director," as that term is defined by Section 162(m) of the Internal Revenue Code of 1986, as amended. The members will be appointed by the Board of Directors, and any vacancy on the Committee will be filled by the Board of Directors or in a manner authorized by the Board.

     (b) Subject to the limitations of the Plan, the Committee will have the sole and complete authority: (i) to select in accordance with Section 1.3 persons who will participate in the Plan ("Participant" or "Participants") (including the right to delegate authority to select as Participants persons who are not required to file reports with respect to securities of the Company pursuant to Section 16(a) of the Exchange Act ("Nonreporting Persons")); (ii) to make Awards and payments in such forms and amounts as it may determine (including the right to delegate authority to make Awards to Nonreporting Persons within limits approved from time to time by the Committee), (iii) to impose such limitations, restrictions and conditions upon such Awards as the Committee, or, with respect to Awards to Nonreporting Persons, the Committee's authorized delegates, deems appropriate; (iv) to interpret the Plan and the terms of any document relating to the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan;
(v) to amend or cancel an existing Award in whole or in part (including the right to delegate authority to amend or cancel an existing Award to a Nonreporting Person in whole or in part within limits approved from time to time by the Committee), except that the Committee and its authorized delegates may not, unless otherwise provided in the Plan, or unless the Participant affected thereby consents, take any action under this clause that would adversely affect the rights of such Participant with respect to the Award, and except that the Committee and its authorized delegates may not, unless otherwise provided in the Plan, take any action to amend any outstanding Option under the Plan in order to decrease the Option Price under such Option; and (vi) to make all other determinations and to take all other actions necessary or advisable for the interpretation, implementation and administration of the Plan. The Committee's determinations on matters within its authority will be conclusive and binding upon the Company and all other persons.

     (c) The Committee will act with respect to the Plan on behalf of the Corporation and on behalf of any subsidiary issuing stock under the Plan, subject to appropriate action by the board of directors of any such subsidiary. All expenses associated with the Plan will be borne by the Corporation subject to such allocation to its subsidiaries and operating units as it deems appropriate.

1.3  SELECTION FOR PARTICIPATION

     Participants selected by the Committee (or its authorized delegates) must be Eligible Persons, as defined below. "Eligible Persons" are key persons who are officers or salaried employees of the Company or its parent or their subsidiaries. Eligible Persons will also include independent contractors of the Company as to an Award if the person is an independent contractor at the time the Award is granted. In making this selection and in determining the form and amount of Awards, the Committee may give consideration to the functions and responsibilities of the Eligible Person, his or her past, present and potential contributions to the Company and such other factors as the Committee deems relevant.

1.4  TYPES OF AWARDS UNDER PLAN

     Awards ("Awards") under the Plan may be in the form of any one or more of the following: (i) Incentive Stock Options ("ISOs") and Non-statutory Stock options ("NSOs") (Incentive Stock Options and Non-statutory Stock Options severally and collectively referred to in the Plan as "Options"), as described in Article II; (ii) Stock Appreciation Rights ("SARs") and Participant Limited Stock Appreciation Rights ("Participant Limited Rights"), as described in
Article II; (iii) Performance Awards ("Performance Awards") as described in
Article IV; and (iv) Restricted Stock ("Restricted Stock") and Restricted Units ("Restricted Units"), each as described in Article V.

1.5  SHARES SUBJECT TO THE PLAN

     (a) Shares of stock issued under the Plan may be in whole or in part authorized and unissued or treasury shares of the Corporation's Class A Common Stock, par value $0.01 per share ("Common Stock"), or "Formula Value Stock" as defined in Section 8.12(d) (Common Stock and Formula Value Stock severally and collectively referred to in the Plan as "Stock").

     (b) The maximum number of shares of Stock which may be issued for all purposes under the Plan (including but not limited to shares issued pursuant to the exercise of ISOs) will be 25,000,000, increased on January 1 of each calendar year from and including January 1, 2001 by 10,000,000 shares. The maximum number of such shares subject to options to purchase Stock, SARs and Participant Limited Rights under the Plan awarded to any one Participant in any one calendar year may not exceed 3,500,000 shares plus unused share amounts that could have been awarded to that Participant in previous calendar years.

     (c) Except as otherwise provided below, any shares of Stock subject to an Option or other Award which is canceled or terminates without any shares having been issued pursuant thereto having been exercised will again be available for Awards under the Plan. Shares subject to an Option canceled upon the exercise of an SAR will not again be available for Awards under the Plan except to the extent the SAR is settled in cash. To the extent that an Award is settled in cash, shares of Stock subject to that Award will again be available for Awards. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award will be available again for Awards under the Plan. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award will be available again for Awards under the Plan.

     (d) No fractional shares will be issued, and the Committee will determine the manner in which fractional share value will be treated.

                                   ARTICLE II
                                 STOCK OPTIONS

2.1  AWARD OF STOCK OPTIONS

     (a) The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant ISOs and NSOs to purchase Stock.

     (b) The Committee may provide with respect to any option to purchase Stock that, if the Participant, while an Eligible Person, exercises the option in whole or in part using already-owned Stock, the Participant will, subject to this Section 2.1 and such other terms and conditions as may be imposed by the Committee, receive an additional option ("Reload Option"). The Reload Option will be to purchase, at Fair Market Value as of the date the original option was exercised, a number of shares of Stock equal to the number of whole shares used by the Participant to exercise the original option. The Reload Option will be exercisable only between the date of its grant and the date of expiration of the original option.

     (c) A Reload Option will be subject to such additional terms and conditions as the Committee may approve, which terms may provide that the Committee may cancel the Participant's right to receive the Reload Option and that the Reload Option will be granted only if the Committee has not canceled such right prior to the exercise of the original option. Such terms may also provide that, upon the exercise by a Participant of a Reload Option while an Eligible Person, an additional Reload Option will be granted with respect to the number of whole shares used to exercise the first Reload Option.

2.2  STOCK OPTION AGREEMENTS

     The award of an option will be evidenced by a written agreement ("Stock Option Agreement") in such form and containing such terms and conditions as the Committee may from time to time determine. The Committee may also at any time and from time to time provide for the deferral of delivery of any shares for which the option may be exercisable until a specified date or dates and subject to terms and conditions determined by the Committee.

2.3  OPTION PRICE

     The purchase price of Stock under each Option ("Option Price") will not be less than the Fair Market Value of such Stock on the date the Option is awarded.

2.4  EXERCISE AND TERM OF OPTIONS

     (a) Except as otherwise provided in the Plan, Options will become exercisable at such time or times as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

     (b) The Committee will establish procedures governing the exercise of options and will require that notice of exercise be given. Stock purchased on exercise of an option must be paid for as follows:

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

(1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so provided by the Committee (not later than the time of grant, in the case of an ISO) (i) through the delivery of shares of Stock which are then outstanding and which have a Fair Market Value on the date of exercise equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the permissible forms of payment.

2.5  TERMINATION OF ELIGIBILITY

     Unless the Committee provides otherwise: (a) in the event the Participant is no longer an Eligible Person and ceased to be such as a result of termination of service to the Company with the consent of the Committee or as a result of his or her death, retirement or disability, each of his or her outstanding Options (whether held by the Participant or, if the Option is an NSO that has been transferred to a Permissible Transferee (as defined in Section 8.12) in accordance with Section 8.1, by that Permissible Transferee) will be exercisable by the Participant (or his or her legal representative or designated beneficiary) or Permissible Transferee, as the case may be, to the extent that such Option was then exercisable, at any time prior to an expiration date established by the Committee at the time of award, but in no event after such expiration date; and (b) if the Participant ceases to be an Eligible Person for any other reason, all of the Participant's then outstanding Options (whether held by the Participant or, if the Option is an NSO that has been transferred to a Permissible Transferee in accordance with Section 8.1, by that Permissible Transferee) will terminate immediately.

2.6  COMPANY LIMITED RIGHTS

     (a) If so provided in the Stock Option Agreement, as it may be amended from time to time, in the event of a Change in Control (as defined in Article VII of the Plan), the Company will have the right to cancel any portion of the Option (whether vested or nonvested) that remains unexercised on the date the Company exercises its Company Limited Right pursuant to this Section 2.6 (or the entire Option if no part of the Option has yet been exercised) in exchange for a payment in cash of an amount equal to the number of shares of Common Stock as to which the Option remains unexercised at the time the Company exercises such right multiplied by the excess of (a) the higher of (x) the Minimum Price Per Share (as defined below), or (y) the highest reported closing sale price of a share of the Common Stock on the New York Stock Exchange at any time during the period beginning on the sixtieth (60th) day prior to the date on which the Company exercises such right and ending on the date on which the Company exercises such right, over (b) the Option Price per share.

     (b) For purposes of this Section 2.6, unless otherwise provided in the relevant Stock Option Agreement, the term "Minimum Price Per Share" will mean the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution upon liquidation or otherwise) in any Change in Control which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which the Company exercises such right and ending on the date on which the Company exercises such right. For purposes of this definition, if the consideration paid or to be paid in any such Change in Control consists, in whole or in part, of consideration other than cash, then the Board will take such action as in its judgment it deems appropriate to establish the cash value of such consideration.

     (c) The Company's right to cancel an Option pursuant to Section 2.6 may be exercised at any time until the end of the thirtieth (30th) day following the occurrence of the Change in Control.

                                  ARTICLE III
                  STOCK APPRECIATION RIGHTS AND LIMITED RIGHTS

3.1  AWARD OF STOCK APPRECIATION RIGHT

     (a) An SAR is an Award entitling the recipient on exercise to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.

     (b) In general, an SAR entitles the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted.

     (c) SARs may be granted in tandem with options granted under the Plan ("Tandem SARS") or independently of Options ("Independent SARs"). An SAR granted in tandem with an NSO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

     (d) SARs awarded under the Plan will be evidenced by either a Stock Option Agreement (when SARs are granted in tandem with an Option) or a separate written agreement between the Company and the Participant in such form and containing such terms and conditions as the Committee may from time to time determine.

     (e) Except as otherwise provided herein, a Tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the Option related thereto is exercisable, and the Committee may prescribe additional conditions and limitations on the exercise of the SAR. The exercise of a Tandem SAR will cancel the related Option. Tandem SARs may be exercised only when the Fair Market Value of Stock to which it relates exceeds the Option Price.

     (f) Except as otherwise provided herein, an Independent SAR will become exercisable at such time or times, and on such conditions, as the Committee may specify, and the Committee may at any time accelerate the time at which all or any part of the SAR may be exercised.

     The Committee may provide, under such terms and conditions as it may deem appropriate, for the automatic grant of additional SARs upon the full or partial exercise of an Independent SAR.

     Any exercise of an Independent SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

     (g) Except as otherwise provided herein, all SARs will automatically be exercised on the last trading day prior to the expiration date established by the Committee at the time of the award for the SAR, or, in the case of a Tandem SAR, for the related Option, so long as exercise on such date will result in a payment to the Participant.

     (h) Unless otherwise provided by the Committee, no SAR will become exercisable or will be automatically exercised for six months following the date on which it was granted or the effective date of the Plan, whichever is later.

     (i) At the time of award of an SAR, the Committee may limit the amount of the payment that may be made to a Participant upon the exercise of the SAR. The Committee may further determine that, if the amount to be received by a Participant in any year is limited pursuant to this provision, payment of all or a portion of the amount that is unpaid as a result of the limitation may be made to the Participant at a subsequent time. No such limitation will require a Participant to return to the Company any amount theretofore received by him or her upon the exercise of an SAR.

     (j) Payment of the amount to which a Participant is entitled upon the exercise of an SAR will be made in cash, Stock, or partly in cash and partly in Stock, as the Committee may determine. To the extent that payment is made in Stock, the shares will be valued at their Fair Market Value on the date of exercise of the SAR. The Committee may also at any time and from time to time provide for the deferral of delivery of any shares and/or cash for which the SAR may be exercisable until a specified date or dates and subject to terms and conditions determined by the Committee.

     (k) Unless otherwise determined by the Committee, each SAR will expire on the first to occur of the following: (i) the expiration date set by the Committee at the time of an award of an SAR, (ii) in the case of a Tandem SAR, termination of the related option, (iii) expiration of a period of six months after the Participant's ceasing to be an Eligible Person as a result of termination of service to the Company with the consent of the Committee or as a result of his or her death, retirement or disability, or (iv) the Participant ceasing to be an Eligible Person for any other reason.

3.2  PARTICIPANT LIMITED RIGHTS

     (a) The Committee may award Participant Limited Rights pursuant to the provisions of this Section 3.2 to the holder of an Option to purchase Common Stock granted under the Plan (a "Related Option") with respect to all or a portion of the shares subject to the Related Option. A Participant Limited Right may be exercised only during the period beginning on the first day following a Change in Control, as defined in Article VII of the Plan, and ending on the thirtieth day following such date. Each Participant Limited Right will be exercisable only to the same extent that the Related Option is exercisable, and in no event after the termination of the Related Option. Participant Limited Rights will be exercisable only when the Fair Market Value (determined as of the date of exercise of the Participant Limited Rights) of each share of Common Stock with respect to which the Participant Limited Rights are to be exercised exceeds the Option Price per share of Common Stock subject to the Related option.

     (b) Upon the exercise of Participant Limited Rights, the Related Option will be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Participant Limited Rights are exercised. Upon the exercise or termination of the Related Option, the Participant Limited Rights with respect to such Related Option will be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated.

     (c) The effective date of the grant of a Participant Limited Right will be the date on which the Committee approves the grant of such Participant Limited Right. Each grantee of a Participant Limited Right will be notified promptly of the grant of the Participant Limited Right in such manner as the Committee prescribes.

     (d) Upon the exercise of Participant Limited Rights, the holder thereof will receive in cash an amount equal to the product computed by multiplying (i) the excess of (a) the higher of (x) the Minimum Price Per Share (as hereinafter defined), or (y) the highest reported closing sales price of a share of Common Stock on the New York Stock Exchange at any time during the period beginning on the sixtieth day prior to the date on which such Participant Limited Rights are exercised and ending on the date on which such Participant Limited Rights are exercised, over (b) the Option Price per share of Common Stock subject to the Related Option, by (ii) the number of shares of Common Stock with respect to which such Participant Limited Rights are being exercised.

     (e) For purposes of this Section 3.2, the term "Minimum Price Per Share" will mean the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution upon liquidation or otherwise) in any Change in Control which is in effect at any time during the period beginning on the sixtieth day prior to the date on which such Participant Limited Rights are exercised and ending on the date on which such Participant Limited Rights are exercised. For purposes of this definition, if the consideration paid or to be paid in any such Change in Control will consist, in whole or in part, of consideration other than cash, the Board will take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration.

                                   ARTICLE IV
                               PERFORMANCE AWARDS

4.1  NATURE OF PERFORMANCE AWARDS

     A Performance Award provides for the recipient to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals. Performance Goals may be related to personal performance, corporate performance (including corporate stock performance), departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company or may be related to the occurrence of any triggering event or events that the Committee may deem appropriate. The Committee will determine the Performance Goals, the period or periods during which performance is to be measured or otherwise determined and all other terms and conditions applicable to the Award. Regardless of the degree to which Performance Goals are attained, a Performance Award will be paid only when, if and to the extent that the Committee determines to make such payment.

4.2  OTHER AWARDS SUBJECT TO PERFORMANCE CONDITION

     The Committee may, at the time any Award described in this Plan is granted, impose the condition (in addition to any conditions specified or authorized in the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award.

                                   ARTICLE V
                     RESTRICTED STOCK AND RESTRICTED UNITS

5.1  AWARDS OF RESTRICTED STOCK AND RESTRICTED UNITS

     (a) The Committee may award to any Participant shares of Stock subject to this Article V and such other terms and conditions as the Committee may prescribe, such Stock referred to herein as "Restricted Stock." Each certificate for Restricted Stock will be registered in the name of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Corporation.

     (b) The Committee may also award to any Participant Restricted Units subject to this Article V and such other terms and conditions as the Committee may prescribe. For purposes hereof, a "Restricted Unit" will mean any award of a contractual right granted under this Article V to receive Stock (or, at the discretion of the Committee, cash in an amount based on the Fair Market Value of the Stock, or a combination of Stock and cash) which would become vested and nonforfeitable, in whole or in part, upon the completion of such period of service as may be determined by the Committee.

5.2  RESTRICTED STOCK/RESTRICTED UNIT AGREEMENT

     Awards of Restricted Stock and Restricted Units under the Plan will be evidenced by a written agreement in such form and containing such terms and conditions as the Committee may determine.

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

5.3  RESTRICTION PERIOD; DIVIDEND EQUIVALENTS

     (a) At the time of award of Restricted Stock or Restricted Units, there will be established for each Participant a "Restriction Period" of such length as the Committee determines. The Restriction Period may be waived by the Committee. Shares of Restricted Stock and Restricted Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided.

     (b) Subject to such restrictions on transfer, the Participant as owner of such shares of Restricted Stock will have the rights of the holder of such Restricted Stock, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to such Stock during the Restriction Period will be accumulated and held by the Company and will be subject to the same forfeiture provisions and the same restrictions on transfer as apply to the shares of Restricted Stock with respect to which they were paid.

     (c) Upon the expiration or waiver by the Committee of the Restriction Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, restrictions applicable to the Restricted Stock or Restricted Units will lapse and the Corporation will, in the case of Restricted Stock, redeliver to the Participant (or his or her legal representative or designated beneficiary) the shares deposited pursuant to
Section 5.1 free and clear of all restrictions except as may be imposed by law and, in the case of Restricted Units, will pay out such units as provided in the Restricted Unit Agreement.

5.4  TERMINATION OF ELIGIBILITY

     (a) Unless otherwise determined by the Committee, in the event the Participant is no longer an Eligible Person and ceased to be such as a result of termination of service to the Company with the consent of the Committee, or as a result of his or her death, retirement or disability, the restrictions imposed under this Article V will lapse with respect to such number of the shares of Restricted Stock and with respect to such number of Restricted Units previously awarded to him or her as may be determined by the Committee. All other shares of Restricted Stock and Restricted Units previously awarded to him or her which are still subject to restrictions, along with any dividends or other distributions thereon that have been accumulated and held by the Company, will be forfeited, and in the case of Restricted Stock, the Corporation will have the right to complete the blank stock power.

     (b) Unless otherwise determined by the Committee, in the event the Participant ceases to be an Eligible Person for any other reason, all shares of Restricted Stock and all Restricted Units previously awarded to him or her which are still subject to restrictions, along with any dividend or other distributions on Restricted Stock that have been accumulated and held by the Company, will be forfeited, and, in the case of Restricted Stock, the Corporation will have the right to complete the blank stock power.

5.5  DIVIDEND EQUIVALENTS

     The Committee will determine whether and to what extent, if any, to credit to the account of, or to pay currently to, each recipient of Restricted Units, an amount equal to any dividends or other distributions paid during the Restriction Period with respect to the corresponding number of shares of Stock covered thereby ("Dividend Equivalent"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Stock credited to a Participant's account will be deemed to have been invested in shares of Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Stock on such date.

                                   ARTICLE VI
                              DEFERRAL OF PAYMENTS

6.1  DEFERRAL OF AMOUNTS

     (a) If the Committee makes a determination to designate Awards or, from time to time, groups or types of Awards, eligible for deferral hereunder, a Participant may, subject to such terms and conditions and within such limits as the Committee may from time to time establish, elect to defer the receipt of amounts due to him or her under the Plan. Amounts so deferred are referred to herein as "Deferred Amounts." The Committee may also permit amounts now or hereafter deferred or available for deferral under any present or future incentive compensation program or deferral arrangement of the Company to be deemed Deferred Amounts and to become subject to the provisions of this Article. Awards which are so deferred will be deemed to have been awarded in cash and the cash deferred as Deferred Amounts.

     (b) The period between the date on which the Participant's Deferred Amount would have been payable absent deferral and the final payment of such Deferred Amount will be referred to herein as the "Deferral Period."

6.2  PAYMENT OF DEFERRED AMOUNTS

     Payment of Deferred Amounts will be made on such terms and conditions as the Committee may determine and will be made at such time or times, and may be in cash, Stock, or partly in cash and partly in Stock, as the Committee in its sole discretion may from time to time determine.

                                  ARTICLE VII
                               CHANGES IN CONTROL

7.1  EFFECT OF CHANGE IN CONTROL

     Upon the occurrence of a change in control (a) as defined in the relevant agreement for an Award or (b) as may be determined by the Committee (each of (a) and (b) a "Change of Control"), then notwithstanding any other provisions of the
Plan:

     (i) if so provided in the respective Stock Option Agreements, as they may be amended from time to time, Options and, subject to the exercise provisions of Section 3.2(a) of the Plan, Participant Limited Rights, but not SARs, outstanding and unexercised on the date of the Change in Control will become immediately exercisable;

     (ii) if so provided in the respective Stock Option Agreements, as they may be amended from time to time, Company Limited Rights will become immediately exercisable;

     (iii) Performance Awards will be deemed to have been earned if so determined by the Committee and may be paid on such basis as the Committee may prescribe.

     (iv) Restricted Stock and Restricted Units may be deemed to be earned and the Restriction Period may be deemed to be expired on such terms and conditions as the Committee may determine; and

     (v) amounts deferred under this Plan may be paid on such terms as the Committee determines.

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

                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.1  NON-TRANSFERABILITY

     No Option, Participant Limited Right, SAR, Performance Award, Restricted Unit or share of Restricted Stock or Deferred Amount under the Plan will be transferable other than by will, by the applicable laws of descent and distribution, or, if permitted by the Company, by transfer to a properly designated beneficiary in the event of death; provided, however, that the Committee may, in its sole discretion, permit the transfer of an NSO Option (including any Tandem SARs or Participant Limited Rights but not any right to receive a Reload Option upon exercise of the NSO Option) by a Participant to a Permissible Transferee (as defined in Section 8.12) subject to such terms and conditions as the Committee may, from time to time, determine. All Awards and Deferred Amounts will be exercisable or received during the Participant's lifetime only by such Participant or his or her legal representative or, in the case of an NSO Option (including any Tandem SARs or Participant Limited Rights) that has been transferred to a Permissible Transferee in accordance with this
Section 8.1, by that Permissible Transferee. Any transfer contrary to this
Section 8.1 will nullify the option, Participant Limited Right, SAR, Performance Award, Restricted Unit or share of Restricted Stock, and any attempted transfer of a Deferred Amount contrary to this Section 8.1 will be void and of no effect.

8.2  BENEFICIARIES

     The Committee may, but need not, establish or authorize the establishment of procedures not inconsistent with Section 8.1 under which a Participant may designate a beneficiary or beneficiaries to hold, exercise and/or receive amounts due under an Award or with respect to Deferred Amounts in the event of the Participant's death.

8.3  ADJUSTMENTS UPON CHANGES IN STOCK

     If there is any change in the Stock and/or the corporate structure of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split up, dividend in kind or other change in the corporate structure or distribution to the stockholders, appropriate adjustments may be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options or which may be issued under outstanding Performance Awards or Awards of Restricted Stock. Appropriate adjustments may also be made by the Board of Directors or the Committee in the terms of any Awards under the Plan to reflect such changes and to modify any other terms of outstanding Awards, including modifications of performance targets and changes in the length of Performance Periods.

8.4  CONDITIONS OF AWARDS

     (a) Unless the Committee determines otherwise, either by waiving the condition(s) or by limiting or otherwise amending the condition(s) with respect to any specified Award or group of Awards, the rights of a Participant with respect to any Award received under this Plan will be subject to the conditions that, until the Participant has fully received all payments, transfers and other benefits under the Award, he or she will (i) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company and (ii) be available, unless he or she has died, at reasonable times for consultations at the request of the Company's management with respect to phases of the business with which he or she is or was actively connected during the time he or she was an officer, employee or independent contractor, but such consultations will not (except in the case of a Participant whose active service was outside the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is applicable (or is applicable as modified by the Committee) and is not fulfilled, the Participant will forfeit all rights to any unexercised Option or SAR, or any Performance Award or Stock held which has not yet been determined by the Committee to be payable or unrestricted (and any unpaid amounts equivalent to dividends or other distributions or amounts equivalent to interest relating thereto) as of the date of the breach of condition. Any determination by the Board of Directors of the Corporation, which will act upon the recommendation of the Chief Executive Officer, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid or, if the Committee has modified such condition(s) with respect to the Participant's Award, that the Participant has not complied with such condition(s) as modified by the Committee will be conclusive.

     (b) This Section 8.4 will not apply to Participant Limited Rights.

8.5  USE OF PROCEEDS

     All cash proceeds from the exercise of Options will constitute general funds of the Company.

8.6  TAX WITHHOLDING

     (a) The Company will collect, through withholding or otherwise, an amount sufficient to satisfy any applicable statutory federal, state and local withholding tax requirements (the "withholding requirements") with respect to payments made pursuant to the Plan.

     (b) In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy any applicable statutory withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the statutory withholding requirement. In the alternative, the Committee may, at the time of grant of any such Award, require that the Company withhold from any shares to be delivered Stock with a value calculated to satisfy any applicable statutory tax withholding requirements.

     (c) If at the time an ISO is exercised the Committee determines that the Company could be liable for statutory withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (i) to inform the Company promptly of any disposition of Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the statutory withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8.7  NON-UNIFORM DETERMINATIONS

     The Committee's determinations under the Plan, including without limitation, (i) the determination of the Participants to receive Awards, (ii) the form, amount, timing and payment of such Awards,

(iii) the terms and provisions of such Awards and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

8.8  LEAVES OF ABSENCE; TRANSFERS

     The Committee will be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any leave of absence from the Company granted to a Participant. Without limiting the generality of the foregoing, the Committee will be entitled to determine (i) whether or not any such leave of absence will be treated as if the Participant ceased to be an Eligible Person and (ii) the impact, if any, of any such leave of absence on Awards under the Plan. In the event a Participant transfers within the Company, such Participant will not be deemed to have ceased to be an Eligible Person for purposes of the Plan.

8.9  GENERAL RESTRICTION

     (a) Each Award under the Plan will be subject to the condition that, if at any time the Committee determines that (i) the listing, registration or qualification of shares of Stock upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award will not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement has been effected or obtained free from any conditions not acceptable to the Committee.

     (b) Shares of Common Stock for use under the provisions of this Plan will not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board of Directors of the Corporation determines, and a registration statement under the Securities Act of 1933 with respect to such shares has become, and is, effective.

8.10 EFFECTIVE DATE

     (a) The Plan is effective on December 7, 1998, as amended.

     (b) No Award may be granted under the Plan after December 6, 2008, but Awards previously made may extend beyond that date and Reload Options and additional Reload Options provided for with respect to original options outstanding prior to that date may continue unless the Committee otherwise provides and subject to such additional terms and conditions as the Committee may provide except that all Reload Options issued after that date will be NSOs, and the provisions of Article VI of the Plan will survive and remain effective as to all present and future Deferred Amounts until such later date as the Committee or the Board of Directors may determine.

     (c) The adoption of the Plan will not preclude the adoption by appropriate means of any other stock option or other incentive plan for officers or employees.

8.11 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

     The Board of Directors or the Committee may at any time or times amend the Plan for any purpose which may at the time be permitted by law, or may at any time suspend or terminate the Plan as to any further grants of Awards.

8.12 CERTAIN DEFINITIONS

     (a) The terms "retirement" and "disability" as used under the Plan will have the meanings determined from time to time by the Committee.

     (b) The term "Fair Market Value" as it relates to Common Stock means the average of the high and low prices of the Common Stock as reported by the Composite Tape of the New York Stock Exchange (or such successor reporting system as the Committee may select) on the relevant date or, if no sale of the Common Stock has been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported sales. The term "Fair Market Value" as it relates to Formula Value Stock will mean the value determined by the Committee.

     (c) "subsidiary" means any corporation, partnership or other entity of which shares of voting stock sufficient to elect a majority of the Board of Directors, or other persons performing similar functions, is owned by the Corporation, either directly or indirectly through one or more subsidiaries.

     (d) "Formula Value Stock" means shares of a class or classes of stock the value of which is derived from a formula established by the Committee which reflects such financial measures as the Committee may determine. Such shares will have such other characteristics as may be determined at time of their authorization.

     (e) Unless otherwise determined by the Committee, "Permissible Transferee" means any of the following: (1) a member of the Participant's Immediate Family;
(2) a trust solely for the benefit of the Participant and/or the Participant's Immediate Family; and (3) a partnership or limited liability company whose only partners or members, as the case may be, are the Participant and/or Permissible Transferees of the Participant as otherwise identified in this definition. "Immediate Family" has the meaning set forth in Rule l6a-1(e) under the Exchange Act, as such rule may be amended from time to time, or any successor rule.

8.13 GOVERNING LAW.

     The Plan and all agreements or other documents relating to the Plan will be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

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

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

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

Infinity Logo
          Broadcasting
          Corporation                                                INF-PS-2000

INFINITY BROADCASTING
CORPORATION

c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398



              ---------------------------------------------------
                                ADMISSION TICKET
              ---------------------------------------------------


                              2000 Annual Meeting
                                       of
                                  Shareholders
                                       of

                       INFINITY BROADCASTING CORPORATION

                             Wednesday, May 3, 2000
                                   3:30 p.m.

                            Sheraton New York Hotel
                      811 Seventh Avenue (at 52nd Street)
                               New York, New York


                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE


------------------------------------------------------------------------------------------------------------------
                         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1,2 AND 3.
------------------------------------------------------------------------------------------------------------------

1. Election of two directors, each for a three-year term,
   NOMINEES: David T. McLaughlin and Jeffrey Sherman
                                                                                                             FOR  AGAINST  ABSTAIN
       FOR           WITHHOLD                                         2. Proposal to approve the Company's   [ ]    [ ]      [ ]
       ALL           FROM ALL                                            Executive Annual Incentive Plan.
     NOMINEES  [ ]   NOMINEES [ ]                                                                            FOR  AGAINST  ABSTAIN
                                                                      3. Proposal to approve the Company's   [ ]    [ ]      [ ]
                                                                         1998 Long-Term incentive Plan.

[ ]
    --------------------------------------
    For all nominees except as noted above                                      MARK HERE  [ ]               MARK HERE  [ ]
                                                                               FOR ADDRESS                  IF YOU PLAN
                                                                                CHANGE AND                   TO ATTEND
                                                                               NOTE AT LEFT                 THE MEETING


                                                                      THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS
                                                                      SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE THEY WILL BE
                                                                      VOTED FOR ITEMS 1, 2 AND 3 AND AT THE DISCRETION OF THE
                                                                      PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE
                                                                      MEETING.

                                                                      Please sign exactly as your name appears on your stock
                                                                      certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorney's-in-fact should add their titles. If signer is a corporation, please give full corporate name and have duly authorized officer sign, stating title.
                                                                      If signer is a partnership, please sign in partnership name by authorized person.

                                                                      Please sign, date and return promptly in the accompanying
                                                                      envelope.

Signature:_________________________________ Date: ___________ Signature: ______________________________ Date: ____________

                                  DETACH HERE



                                     PROXY

                       INFINITY BROADCASTING CORPORATION


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 3, 2000

                 (SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS)


     The undersigned hereby appoints Mel Karmazin and Farid Suleman, and each of them jointly and severally, as proxies, with power of substitution, to vote all shares of Infinity Broadcasting Corporation Class A Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2000 Annual Meeting of Shareholders of Infinity Broadcasting Corporation, or any adjournment thereof. Attendance of the undersigned at the meeting or any adjourned session of the meeting will not be deemed to revoke this proxy unless the undersigned affirmatively indicates the intention of the undersigned to vote the shares represented by this proxy in person before the exercise of this proxy.

     If you are a participant in an employee savings plan (or 401(k) Plan) through which you own an interest in Infinity Class A common stock, this proxy card will also constitute your voting instructions to the trustee under that plan.



------------                                                        -----------
SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                                 SIDE
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